Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193503

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated February 4, 2014)

American Depositary Shares Representing          Ordinary Shares

RedHill Biopharma Ltd.

We are offering            American Depositary Shares (“ADSs”) representing               of our ordinary shares (“Ordinary Shares”), par value NIS 0.01 per share, at a price of $          per ADS, pursuant to this prospectus supplement. Each ADS represents 10 Ordinary Shares. See “Description of American Depositary Shares” and “Description of Ordinary Shares” in the accompanying prospectus for more information.

Our ADSs trade on The NASDAQ Capital Market (“The NASDAQ”) under the symbol “RDHL”. On July 10, 2015, the last reported sale price of our ADSs on The NASDAQ Capital Market was $18.46 per ADS. Our Ordinary Shares currently trade on the Tel Aviv Stock Exchange (the “TASE”) under the symbol “RDHL.” On July 12, 2015, the last reported sale price of our Ordinary Shares on the TASE was NIS 6.87, or $1.82 per share (based on the exchange rate reported by the Bank of Israel on such date).

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our securities in the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement.

	Per ADS	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain offering-related expenses. See “Underwriting.”

We have also granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional             ADSs representing           Ordinary Shares at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $          and the total proceeds to us, before expenses, will be $              .

Delivery of the ADSs is expected to be made on or about July     , 2015.

None of the United States Securities and Exchange Commission, the Israeli Securities Authority, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Nomura	Roth Capital Partners
Joint Book-Running Manager	Joint Book-Running Manager

MLV & Co	H.C. Wainwright & Co.
Co- Manager	Co- Manager

Prospectus Supplement dated July __, 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus are part of a registration statement (No. 333-193503) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein, in addition to information concerning the over-allotment option granted by us to the underwriters. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on page S-55 of this prospectus supplement.

Unless the context otherwise requires, all references to “RedHill,” “we,” “us,” “our,” the “Company” and similar designations refer to RedHill Biopharma Ltd. The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States. Our functional and presentation currency is the U.S. dollar. Foreign currency transactions in currencies other than the U.S. dollar are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, ADSs representing our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would”, and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus supplement, the accompanying prospects, and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-14 of this prospectus supplement, and certain other matters discussed in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•
the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;
•	our receipt of regulatory clarity and approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;
•	the manufacturing, clinical development, commercialization, and market acceptance of our therapeutic candidates;
•	our ability to establish and maintain corporate collaborations;
•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in research, preclinical studies or clinical trials;
•	the implementation of our business model, strategic plans for our business and therapeutic candidates;
•
the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	estimates of our expenses, future revenues capital requirements and our needs for additional financing;
•	parties from whom we license our intellectual property defaulting in their obligations towards us
•	competitive companies and technologies within our industry; and
•	the impact of the political and security situation in Israel on us.

SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have been authorized to use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our ADSs. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-14 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Business

We are an emerging Israeli biopharmaceutical company focused on the development and acquisition of late clinical-stage, proprietary, orally-administered, small molecule drugs for the treatment of inflammatory and gastrointestinal diseases, including gastrointestinal cancers.

Depending on the specific development program, our therapeutic candidates are designed to provide improvements over existing drugs by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form, providing a cost advantage and/or exhibiting greater efficacy. Where applicable, we intend to seek U.S. Food and Drug Administration (“FDA”) approval for the commercialization of certain of our therapeutic candidates through the alternative Section 505(b)(2) regulatory path under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and in corresponding regulatory paths in other foreign jurisdictions.

Product Pipeline

The table below summarizes our current pipeline of therapeutic candidates, as well as the target indication and current status of each candidate.

Planned Near-Term Milestones

Our key research and development milestones for 2015/2016 are the following:

Q3/2015	RHB-105:

	●	Final clinical study report (CSR) from the first Phase III study of RHB-105 (Q3)

	●	Planned meeting with FDA to discuss design for pivotal study, clinical and regulatory path towards approval in the U.S. (Q3-Q4)

ABC294640:

	●	First patient enrolled in the Phase I/II study with ABC294640 for refractory/relapsed diffuse large B cell lymphoma

H2/2015 –H1/2016	RHB-104:

	●	Top-line interim results from Phase IIa study for multiple sclerosis (Q4/15-Q1/15)

BEKINDA™ (formerly RHB-102):

	●	Top-line results from Phase III study in gastroenteritis and gastritis (Q4/15-Q1/16)
	●	Feedback from UK MHRA regarding European marketing application for oncology support (H1/2016)
	●	Initiation of Phase IIa study for new undisclosed indication (H2/15)

RIZAPORT™ (formerly RHB-103):

	●	Feedback from Germany’s BfArM regarding the European marketing application for migraines (Q3/2015 – Q4/2016)
	●	A new PDUFA date expected from the FDA for previously filed NDA

Our Strategy

Our goal is to become a significant player in the development of pharmaceuticals for the treatment of inflammatory and gastrointestinal (GI) diseases, including gastrointestinal cancers.

Key elements of our strategy are:

•
Identify and acquire rights to products from pharmaceutical companies that have encountered cash flow or operational problems or that decide to divest one or more of their products for various reasons. Specifically, we seek to acquire rights to and develop products that are intended to treat pronounced clinical needs, have patent protection, and have target markets totaling tens of millions to billions of dollars. Additionally, we seek to acquire rights to and develop products based on different technologies designed to reduce our dependency on any specific product technology. We identify such opportunities through our broad network of contacts and other sources in the pharmaceutical field.

•
Enhance existing pharmaceutical products, including broadening their range of indications, or launching innovative and advantageous pharmaceutical products based on existing active ingredients. Because there is a large knowledge base regarding existing products, the preclinical, clinical and regulatory requirements needed to obtain marketing approval for enhanced formulations are relatively well defined. In particular, clinical trial designs, inclusion criteria and endpoints previously accepted by regulators may sometimes be re-used. In addition to reducing costs and time to market, we believe that targeting therapeutics with proven safety and efficacy profiles provides us a better prospect of clinical success.

•
Where applicable, utilize the FDA’s 505(b)(2) regulatory pathway to potentially obtain more timely and efficient approval of our formulations of previously approved products. Under the 505(b)(2) process, we are able to seek FDA approval of a new dosage form, strength, route of administration, formulation, dosage regimen, or indication of a pharmaceutical product that has previously been approved by the FDA. This process enables us to partially rely on the FDA findings of safety and/or efficacy for previously approved drugs, thus avoiding the duplication of costly and time-consuming preclinical and various human studies.

•	Cooperate with third parties to develop and/or commercialize therapeutic candidates in order to share costs and leverage the expertise of others.

•	Gradually build independent marketing and sales capabilities in the U.S. within the relevant therapeutic categories.

Our Therapeutic Candidates

RHB-105

RHB-105 is intended for the eradication of Helicobacter pylori (H. pylori) bacterial infection in the gastrointestinal tract. RHB-105 is a combination of three approved drug products – omeprazole, which is a proton pump inhibitor (prevents the secretion of hydrogen ions necessary for digestion of food in the stomach), and amoxicillin and rifabutin, which are antibiotics. RHB-105 is administered to patients orally. Chronic infection with H. pylori irritates the mucosal lining of the stomach and small intestine. The original discovery of the H. pylori bacteria and its association with peptic ulcer disease warranted the Nobel Prize in 2005. H. pylori infection has since been associated with a variety of outcomes which include: dyspepsia (non-ulcer or functional), peptic ulcer disease (duodenal ulcer and gastric ulcer), primary gastric B-cell lymphoma, vitamin B12 deficiency, iron deficiency anemia and gastric cancer.

RHB-105 was granted Qualified Infectious Disease Product (QIDP) designation by the FDA in November 2014. The QIDP designation was granted under the FDA's Generating Antibiotic Incentives Now (GAIN) Act, which is intended to encourage development of new antibiotic drugs for the treatment of serious or life-threatening infections. H. pylori was added by the FDA to the list of qualifying pathogens that have the potential to pose a serious threat to public health. The granted QIDP designation allows RedHill to benefit from Fast-Track development status with an expedited development pathway for RHB-105 and Priority Review status which potentially provides shorter review time by the FDA of a future potential marketing application. If approved, RHB-105 will also receive an additional five years of U.S. market exclusivity on top of the standard exclusivity period.

RHB-105 is also targeting a significantly broader indication than that of existing H. pylori therapies, as a first line treatment of H. pylori infection regardless of ulcer status.

A Phase II clinical trial in Australia was completed with a different formulation of RHB-105, using the same two antibiotic ingredients and a similar proton pump inhibitor.

A first Phase III clinical trial (ERADICATE Hp) is being held in the United States. Top-line results from the Phase III trial demonstrated 89.4% efficacy in eradicating H. pylori infection with RHB-105. The trial successfully met its protocol-defined primary endpoint of superiority over historical standard of care efficacy levels of 70%, with high statistical significance (p <0.001). No serious adverse events related to the drug and no new or unexpected safety issues were noted in the study. The ERADICATE Hp Phase III trial is planned to be followed by a second Phase III trial, and additional studies may be required, subject to FDA feedback. We intend to seek marketing approval for RHB-105 from the FDA through the 505(b)(2) regulatory path.

RHB-104

Crohn’s Disease

RHB-104 is intended to treat Crohn’s disease, which is a serious inflammatory disease of the gastrointestinal system that may cause severe abdominal pain and bloody diarrhea, malnutrition and potentially life-threatening complications. RHB-104 is a patented combination of clarithromycin, clofazimine and rifabutin, three generic antibiotic ingredients, in a single capsule. The compound was developed to treat Mycobacterium avium paratuberculosis (“MAP”), infections in Crohn’s disease. According to a 2007 article in The Lancet Infectious Diseases by Feller et. al., which contains a meta-analysis of 18 published scientific and clinical trials, Crohn’s disease patients are seven times more likely to be infected with MAP than non-Crohn’s patients.

Unlike other drugs on the market for the treatment of Crohn’s disease, which are immunosuppressive agents, RHB-104 is intended to directly address the suspected cause of the disease, MAP bacterial infection. To the best of our knowledge, there are no drugs approved for marketing that target infections of MAP bacteria in Crohn’s disease patients.

In 2011, we obtained FDA “Orphan Drug” status for RHB-104 for the treatment of Crohn’s disease in the pediatric population.

On February 12, 2012, we entered into an agreement with Quest Diagnostics Ltd. to develop a commercial diagnostic test for detecting the presence of MAP bacterial DNA in the blood based upon the rights we acquired from the University of Central Florida Research Foundation, Inc. Additional intellectual property covering other aspects of MAP detection was licensed from the University of Minnesota in December 2014 in order to potentially enhance our ability to detect MAP.  On January 29, 2015, we announced that, together with Quest Diagnostics, we have concluded a pre-submission meeting with the FDA regarding the development path of a commercial companion diagnostic test for the detection of MAP in Crohn’s disease patients. As part of the ongoing development program, a pilot study of approximately 40 Crohn's disease patients is being conducted to assess the potential clinical utility of the companion diagnostic test under development.

We are currently conducting our first Phase III clinical trial for RHB-104 in North America, Israel and additional countries (MAP US), as well as preparing a planned second clinical trial in Europe (MAP EU). These trials, based on the analysis and data from a Phase III trial conducted in Australia with the RHB-104 active ingredients in a different formulation, are designed as a Phase III trial for Crohn’s disease patients. The MAP US trial commenced in October 2013.

With approximately 80 of the 120 planned clinical sites already active worldwide, the ongoing randomized, double-blind, placebo-controlled MAP US study is expected to enroll 270 patients with moderately to severely active Crohn’s disease. Patients are randomized 1:1 to receive either RHB-104 or a placebo for 52 weeks and evaluated for the primary endpoint of remission at week 26 of treatment. Interim analysis of the MAP US study is expected in the second half of 2016 after half of the patients expected to be enrolled in the study will have completed 26 weeks of treatment.

The MAP EU Clinical Trial Application (CTA) for a second Phase III study of RHB-104 for Crohn’s disease has been accepted by the UK Medicines and Healthcare Products Regulatory Agency (MHRA). The MAP EU trial is planned to be held in a select number of European countries, and, if and when initiated, will run in parallel with the currently ongoing MAP US trial. The randomized, double-blind, placebo-controlled MAP EU trial is expected to enroll 360 patients with moderately active Crohn’s disease. Patients will be randomized 2:1 to receive either RHB-104 or a placebo for 52 weeks, and then evaluated for remission at week 26 as the primary endpoint. We currently cannot estimate when and if the MAP EU trial will commence.

Multiple Sclerosis

We have performed several preclinical studies including studies in an experimental autoimmune encephalomyelitis (EAE) mouse model of Multiple Sclerosis (MS) to investigate the potential impact of RHB-104 in treating MS. The first preclinical study measured cytokine production (biomarkers of inflammation) and demonstrated that the RHB-104 treatment led to a significant reduction of pro-inflammatory cytokine concentrations of IL-6 and TNF, which are associated with inflammation and MS, compared to the control group. The second preclinical study measured the efficacy of RHB-104 as prophylactic therapy, and the treatment with RHB-104 demonstrated a significant reduction in the inflammatory area and level of demyelination, compared with the control group. The third preclinical study measured relapses, demonstrating RHB-104’s efficacy in significantly reducing the incidence of relapse, compared with the control group. Following these preclinical studies, we are conducting a Phase IIa proof of concept clinical trial at two sites in Israel (the CEASE-MS study). This clinical trial was initiated in June 2013 and the last patient has been enrolled in the study. Interim results are expected during the either fourth quarter of 2015 or the first quarter of 2016.

MS is an inflammatory, demyelinating, and neurodegenerative disease of the central nervous system of uncertain etiology that exhibits characteristics of both infectious and autoimmune pathology. There is a growing consensus in the medical community that a dysregulated immune system plays a critical role in the pathogenesis of MS.

Additional trials will be required as part of the RHB-104 Multiple Sclerosis global development program and regulatory strategy.

BEKINDA™ (formerly known as RHB-102)

BEKINDA™ is a once-daily controlled release oral formulation of ondansetron, a leading member of the family of 5HT-3 serotonin receptor inhibitors. It is being developed for use in the following indications:

•	Gastroenteritis and gastritis

•	Prevention of chemotherapy- and radiotherapy-induced nausea and vomiting (oncology support)

•	A third yet undisclosed indication

BEKINDA™ utilizes a technology called CDT® that uses salts to provide an extended release of ondansetron. The CDT® platform enables extended drug release (i.e., measured rate of introduction of active drug) at a relatively low manufacturing cost.

Gastroenteritis and Gastritis Indication

Acute gastroenteritis/gastritis is an inflammation of the mucus membranes of the gastrointestinal tract, most commonly caused by a viral infection. Symptoms of gastroenteritis/gastritis include nausea, vomiting, diarrhea and abdominal pain. Gastroenteritis/gastritis is a major cause of emergency room visits, particularly for pediatrics. If approved, BEKINDA™ could potentially decrease the number of emergency room visits of patients suffering from acute gastroenteritis, by offering them an effective and long lasting treatment which can be taken in the comfort of their home

We have initiated a randomized, double-blind, placebo controlled, parallel group Phase III trial, which we call the GUARD Phase III trial, that is conducted in up to 12 clinical sites in the United States and is expected to enroll 320 adults and children over the age of 12 who suffer from acute gastroenteritis/gastritis. Patients will be randomized to receive either BEKINDA™ or placebo. The primary endpoint for the trial is the absence of vomiting from 30 minutes after the first dose through discharge from the emergency department. Secondary endpoints include, among others, frequency of vomiting, severity and time to resolution of nausea and time to resumption of normal activities. Top-line results from the BEKINDA™ GUARD Phase III trial are expected during either the fourth quarter of 2015 or the first quarter of 2016.

A meeting with the FDA is planned during the third quarter of 2015 to discuss the regulatory path of BEKINDA™ for the indications of acute gastroenteritis and gastritis, as well as a potential filing of a New Drug Application (NDA) for CINV.

Oncology Support Indication

We completed two comparative bioavailability studies of BEKINDA™ given once daily as compared to approved regimens of Zofran 8mg tablets given in multiple doses per day, a food-effect study and a comparative bioavailability study of BEKINDA™ given once daily as compared to Zofran 16mg suppository, which is approved in major territories in the EU.

In light of the positive results of the clinical pharmacokinetic studies, we submitted a Marketing Authorization Application (MAA) in Europe for chemotherapy and radiotherapy induced nausea and vomiting in December 2014. We received feedback from European regulatory agencies regarding the MAA. Clinical and manufacturing related comments have been discussed with the UK Medicines and Healthcare Products Regulatory Agency (MHRA), and a six-month extension has been granted by the MHRA.

Undisclosed Indication

A Phase IIa Proof of Concept study for a new undisclosed indication is planned to commence in the second half of 2015.

RHB-106

RHB-106 is a tablet intended for the preparation and cleansing of the gastrointestinal tract prior to the performance of abdominal procedures, including diagnostic tests such as colonoscopy, barium enema or virtual colonoscopy, as well as surgical interventions, such as laparotomy.

On February 27, 2014, we entered into a licensing agreement with Salix Pharmaceuticals, Ltd. (“Salix”) by which Salix licensed the exclusive worldwide rights to our RHB-106 encapsulated formulation for bowel preparation, and rights to other purgative developments. Pursuant to this agreement, we received an upfront payment of $7 million and are entitled to an additional $5 million in subsequent milestone payments. In addition, as part of the terms of the agreement, Salix agreed to pay us tiered royalties on net sales of RHB-106, ranging from the low single-digits up to low double-digits. In April 2015, Valeant Pharmaceuticals International, Inc. (“Valeant”) announced the completion of its acquisition of Salix. The RHB-106 program is under review by Valeant following its acquisition of Salix.

ABC294640

In March 2015, we entered into an exclusive worldwide license agreement with Apogee Biotechnology Corporation ("Apogee"), under which we acquired the exclusive worldwide rights to the therapeutic candidate ABC294640 and additional intellectual property rights.

ABC294640 is a proprietary, first-in-class, orally-administered sphingosine kinase-2 (SK2) inhibitor, with anti-inflammatory and anti-cancer activities, targeting multiple inflammatory, gastrointestinal (GI) and oncology indications. We paid Apogee an upfront payment of $1.5 million, and an additional amount of $2 million will be paid on the earlier of (i) a specific date and (ii) reaching a specific development milestone. In addition, we undertook to pay up to $2 million in potential development milestone payments, and potential tiered royalties starting in the low double-digits.

SK2 is an innovative molecular target for anti-cancer therapy because of its critical role in catalyzing the formation of the lipid-signaling molecule sphingosine 1-phosphate (S1P), which is known to regulate cell proliferation and activation of inflammatory pathways. By inhibiting SK2, ABC294640 could potentially be effective in treating multiple inflammatory, oncologic and gastrointestinal diseases.

Apogee has completed numerous successful pre-clinical studies with ABC294640 in GI-inflammation, radioprotection and oncology models, as well as a successful Phase I clinical study in cancer patients with advanced solid tumors. The open-label, dose-escalation Phase I clinical study demonstrated the drug’s safety and assessed its pharmacokinetics and pharmacodynamics in cancer patients with advanced solid tumors.

In June 2015, we initiated a Phase I/II clinical trial in the U.S. evaluating ABC294640 in patients with refractory/relapsed diffuse large B-cell lymphoma (DLBCL). The Phase I/II trial is intended to evaluate the safety and tolerability of ABC294640, as well as provide a preliminary evaluation of efficacy of the drug in patients with refractory/relapsed DLBCL, primarily patients with HIV-related DLBCL. Up to 33 patients are expected to be enrolled in the study, which will be conducted at the Louisiana State University Health Sciences Center (LSUHSC) in New Orleans.

MESUPRON®

MESUPRON® (INN:Upamostat) is a proprietary small molecule, first-in-class, urokinase-type plasminogen activator (uPA) inhibitor administered by oral capsule. MESUPRON® inhibits the uPA system, which has been shown to play a key role in tumor cell growth, invasion and the metastasis process. High uPA levels are associated with poor prognosis in various solid tumor cancers, such as pancreatic, gastric, breast and prostate cancers. MESUPRON® presents a promising new non-cytotoxic approach to cancer therapy with several potential mechanisms of action to inhibit both tumor metastasis and growth.

MESUPRON® has completed several Phase I trials and two Phase II proof of concept trials. The first Phase II trial in locally advanced non-metastatic pancreatic cancer and the second trial in metastatic breast cancer established the drug's safety and tolerability profile. The Phase II trials with MESUPRON® in both indications suggested activity as measured by both tumor response rate and overall survival of patients when administered in combination with first-line chemotherapeutic agents. Additional studies, including preclinical studies, are anticipated as part of the MESUPRON® global development program and regulatory strategy. On June 3, 2015, we announced that we are preparing nonclinical studies to further evaluate the mechanism of action and define the patient population for MESUPRON®.

RP101

RP101 is a proprietary small molecule, first-in-class, heat shock protein 27 (Hsp27) inhibitor, administered orally, which may prevent the induction of resistance to chemotherapy (chemoresistance), thus maintaining sensitivity of the tumor to chemotherapy and potentially enhancing patient survival.

On August 13, 2014, we entered into a binding exclusive option agreement for the acquisition of the oncology drug candidate RP101 and next generation compounds. Under the terms of the agreement, we have a one year option to acquire the exclusive worldwide rights to RP101 for all indications, excepting indications for pancreatic cancer in South Korea. During the option period we may, at our discretion, conduct development activities with RP101. The one year option may be extended by us under certain agreed terms and is being extended for an additional period of 12 months.

RP101 has completed several Phase I and Phase II clinical trials with a total of 249 subjects treated, including Phase II trials in pancreatic cancer.

RP101 has been granted Orphan Drug designation for the adjunct treatment of pancreatic cancer by the FDA and the European Medicines Agency.

Additional studies, including preclinical studies, are anticipated as part of the RP101 global development program and regulatory strategy. On June 3, 2015, we announced that we are preparing nonclinical studies to further evaluate the mechanism of action and define the patient population for RP101. The first of those studies has recently commenced.

RIZAPORT™ (formerly known as RHB-103)
RIZAPORT™ is an oral thin film formulation of rizatriptan intended for the treatment of acute migraine headaches. Migraines are generally treated through the usage of triptans, a class of molecules that narrow (constrict) blood vessels in the brain in order to relieve swelling and other migraine symptoms. Examples of triptans include sumatriptan, zolmitriptan and rizatriptan, the basis of RIZAPORT™. RIZAPORT™ is based on a patented technology called “VersaFilm™.” This technology allows the production of thin film strips that dissolve rapidly in the mouth, allowing the drug to be absorbed through the oral mucosa and into the bloodstream. The proprietary VersaFilm™ technology is a novel, non-mucoadhesive, fast dissolving oral dosage form.

In March 2013, together with IntelGenx Corp., we filed a New Drug Application (NDA) with the FDA for U.S. marketing approval under the 505(b)(2) regulatory path for RIZAPORT™.

On February 4, 2014, together with IntelGenx Corp., we announced the receipt of a complete response letter from the FDA indicating certain matters that would need to be addressed prior to obtaining approval for marketing. These matters related primarily to third party chemistry, manufacturing and controls issues, as well as to packaging and labeling of the film. The FDA’s letter did not raise any safety issues or questions regarding the results of the clinical trials. On March 3, 2014, together with IntelGenx Corp., we responded to the FDA’s complete response letter and in response, the FDA requested additional CMC data. In relation to the FDA response, we were also informed that a supplier of raw material for RIZAPORT™ is having compliance discussions with FDA that are not specific to RIZAPORT™. We and IntelGenx Corp. continue to work with the FDA to address the remaining Chemistry, Manufacturing and Controls (CMC) matters and to secure a compliant source of raw material. The existing source of raw material for RIZAPORT™ has been successfully audited in recent months by non-U.S. regulatory agencies, as well as an independent auditor on our behalf and is currently awaiting another FDA inspection after which, and subject to, a successful audit, a new FDA PDUFA date is expected.

In April 2014, together with IntelGenx Corp., we initiated a comparative bioavailability study of RIZAPORT™ and the European reference drug Maxalt® lingua marketed in Germany by MSD Sharp & Dohme GMBH, based on a positive European Scientific Advice meeting with the German Federal Institute for Drugs and Medical Devices (BfArM) regarding RIZAPORT™ that took place in 2013. In May 2014, together with IntelGenX Corp., we announced the successful completion of the clinical trial that demonstrated bioequivalence based on the criteria’s discussed with BfArM. Based on the data from that trial, we submitted a Marketing Authorization Application (MAA) to the BfArM, as the reference member state under the European Mutual Recognition Procedure. The BfArM subsequently informed us that the MMA had been validated and the formal review began on November 25th, 2014. Regulatory feedback regarding the MAA is expected in the third or fourth quarter of 2015.

RHB–101

RHB-101 is intended for the treatment of hypertension, heart failure and left ventricular dysfunction (following myocardial infarction) by means of controlled release of an active ingredient known as carvedilol, which is designed to be administered to patients on a once-daily basis. We believe that our once-daily RHB-101 is an improvement over existing generic carvedilol-containing drugs, which are administered several times per day.

RHB-101 is based on a patented technology for the controlled release of drugs administered orally. The technology is based on a drug-release polymer system built of an external envelope that is consumed at a slow rate, and an internal matrix that breaks down on contact with the fluids of the gastrointestinal system, releasing the drug at a constant rate according to the drug’s exposed geometric surface.

Ebola virus disease

We have conducted nonclinical research collaboration with a U.S. government agency with a proprietary experimental combination therapy of orally-administered actives for treatment of Ebola virus disease. As part of the aforementioned activities, initial nonclinical studies have been completed, and RedHill is currently planning the next stage of development. The Ebola virus can cause severe hemorrhagic fever in humans and according to the World Health Organization has a mortality rate ranging from 25% to 90%.

Financial Update

While we have not finalized our full financial results for the six month period ending June 30, 2015, we had approximately $27 million of cash, cash equivalents and short-term investments as of June 30, 2015. Our current cash resources are not sufficient to complete the research and development of all of our therapeutic candidates. We believe our existing capital resources should be sufficient to fund our operations for at least the next 12 months. This cash amount is an estimate only, has not been reviewed and is subject to change upon completion of the review of our financial statements as of and for the quarter ended June 30, 2015. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of June 30, 2015.

Corporate Information

We were incorporated as a limited liability company under the laws of the State of Israel on August 3, 2009. Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark Delaware 19715.

THE OFFERING

Securities offered by us in the offering	ADSs representing Ordinary Shares; ADSs representing Ordinary Shares if the underwriters exercise their over-allotment option in full).

Total Ordinary Shares outstanding immediately after this offering	Ordinary Shares ( Ordinary Shares if the underwriters exercise their over-allotment option in full).

The ADSs
Each ADS represents 10 Ordinary Shares. The ADSs initially will be evidenced by American Depositary Receipts (“ADRs”), executed and delivered by The Bank of New York Mellon, as Depositary.

The Depositary, as depositary, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of December 26, 2012, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on December 6, 2012.

Subject to compliance with the relevant requirements set out in the Prospectus, you may turn in your ADSs to the Depositary in exchange for Ordinary Shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

You should carefully read the “Description of our American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Offering Price	The public offering price is $ per ADS.

Over-allotment option	We have granted the underwriters an option to purchase an additional ADSs representing Ordinary Shares, solely to cover over-allotments.

Use of proceeds
We currently intend to use the net proceeds from the sale of our ADSs for research and development related purposes in connection with our therapeutic candidates, for potential acquisitions and general corporate purposes. See “Use of Proceeds” for additional information.

Listing	Our ADSs are listed on The NASDAQ under the symbol “RDHL” and our Ordinary Shares currently trade on the TASE in Israel under the symbol “RDHL”.

Risk factors
Before deciding to invest in our ADSs, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” on page S-14 of this prospectus supplement.

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Depositary	The Bank of New York Mellon.

The number of Ordinary Shares to be outstanding immediately after the offering as shown above is based on 99,604,114 Ordinary Shares outstanding as of July 14, 2015. This number does not include, as of July 14, 2015 (i) 18,435,016 Ordinary Shares issuable upon the exercise of outstanding options to purchase 18,435,016 Ordinary Shares at a weighted average exercise price of $0.81 per share (equivalent to 1,843,501 ADSs at a weighted average exercise price of $8.1 per ADS), (ii) 4,183,496 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 4,183,496 Ordinary Shares at an exercise price of $1.40 per share (equivalent to 418,349 ADSs at an exercise price of $14.00 per ADS) and (iii) 3,578,960 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 3,578,960 Ordinary Shares at an exercise price of $1.10 per share (equivalent to 357,896 ADSs at an exercise price of $11.00 per ADS).

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities. Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase an additional              ADSs to cover over-allotments.

SUMMARY FINANCIAL DATA

We derived the summary financial statement data for the years ended December 31, 2012, 2013 and 2014 set forth below from our audited financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. We derived the summary financial statement data as of and for the three months ended March 31, 2014 and 2015 from our unaudited condensed interim financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Our results for interim periods are not necessarily indicative of the results that may be expected for the entire year. You should read the information presented below together with our financial statements, the notes to those statements and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Three Months ended March 31,
	2012	2013	2014	2014	2015
				(unaudited)
	(U.S. Dollars, in thousands, except per share and weighted average shares data)
Statement of Comprehensive Loss
Revenues	16	12	7,014	7,005	1
Cost of Revenues	-	-	1,050	1,050	-
Revenues - Net	16	12	5,964	5,955	1

Research and development expenses, net	(6,455)	(8,100)	(12,700)	(1,736)	(3,829)
General and administrative expenses	(2,601)	(2,684)	(4,011)	(1,027)	(927)
Other income	-	-	100	100	-
Operating income (loss)	(9,040)	(10,772)	(10,647)	3,292	4,755
Financial income	197	158	319	89	286
Financial expenses	(1,483)	(14)	(383)	(4)	(173)
Financial income (expenses), net	(1,286)	(144)	(64)	85	113
Income (loss) and comprehensive income (loss)	(10,326)	(10,628)	(10,711)	3,377	(4,642)
Income (loss) per ordinary share (in U.S. dollars):
Basic -	(0.20)	(0.17)	(0.12)	0.04	(0.05)
Diluted -	(0.20)	(0.17)	(0.13)	0.04	(0.05)

Number of Ordinary Shares used in computing income (loss) per ordinary share (in thousands):
Basic -	52,595	62,379	86,610	82,688	93,678
Diluted -	52,595	62,379	87,222	90,977	93,678

				As of March 31, 2015
				Actual	As Adjusted
Balance Sheet Data:				( unaudited )
				(U.S. Dollars, in thousands)
Cash and short term investments				32,532
Working capital				29,437
Total assets				41,229
Total liabilities				7,340
Accumulated deficit				46,538
Equity				33,889
______________________
(1) See Note 2(N) of the notes to the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus for an explanation of the determination of the number of shares used to compute basic and dilutive per share amounts for the years ended December 31, 2012, 2013 and 2014. Due to the anti-dilutive effect, basic loss per share was equal to diluted loss per share for the years ended December 31, 2012 and 2013 and for the three months ended on March 31, 2015.

The as adjusted balance sheet data above reflects the application of the net proceeds from the sale of          ADSs representing               Ordinary Shares offered by us at an assumed offering price of $      per ADS, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

RISK FACTORS

You should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2014, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Financial Condition and Capital Requirements

We are a clinical development stage biopharmaceutical company with a history of operating losses. We expect to incur additional losses in the future and may never be profitable.

We are a clinical development stage biopharmaceutical company. Since our incorporation in 2009, we have been focused primarily on the development and acquisition of late clinical-stage therapeutic products. All of our therapeutic candidates are in the clinical development stage, and none has been approved for marketing or is being marketed or commercialized. Most of our therapeutic candidates require additional clinical trials before we can obtain the regulatory approvals in order to initiate commercial sales. We have incurred losses since inception, principally as a result of research and development and general administrative expenses in support of our operations. We experienced net losses of approximately $4.6 million in the first three months of 2015, $10.7 million in 2014, $10.6 million in 2013 and $10.3 million in 2012. As of March 31, 2015, we had an accumulated deficit of approximately $46.5 million. We may incur significant additional losses as we continue to focus our resources on prioritizing, selecting and advancing our therapeutic candidates. Our ability to generate revenue and achieve profitability depends mainly upon our ability, alone or with others, to successfully develop our therapeutic candidates, obtain the required regulatory approvals in various territories and commercialize our therapeutic candidates. We may be unable to achieve any or all of these goals with regard to our therapeutic candidates. As a result, we may never be profitable or achieve significant and/or sustained revenues.

Our limited operating history makes it difficult to evaluate our business and prospects.

We have a limited operating history and our operations to date have been limited primarily to acquiring and in-licensing therapeutic candidates, research and development, raising capital and recruiting scientific and management personnel and third party partners. Except with respect to RHB-106 and related rights, which we have out-licensed to Salix Pharmaceuticals, Inc., we have not yet demonstrated an ability to commercialize or obtain regulatory approval for any of our therapeutic candidates. Consequently, any predictions about our future performance may not be accurate, and you may not be able to fully assess our ability to complete development and/or commercialize our therapeutic candidates, obtain regulatory approvals, or achieve market acceptance or favorable pricing for our therapeutic candidates.

Our current working capital is not sufficient to complete our research and development with respect to all of our therapeutic candidates. We will need to raise additional capital to achieve our strategic objectives of acquiring, developing and commercializing therapeutic candidates, and our failure to raise sufficient capital would significantly impair our ability to fund our operations, develop our therapeutic candidates, attract development and/or commercial partners and retain key personnel.

We have funded our operations primarily through public and private offerings of our securities. We plan to fund our future operations primarily through commercialization and out-licensing of our therapeutic candidates and raising additional capital. As of March 31, 2015, we had cash and short term investments of approximately $32.5 million. This amount is not sufficient to complete the research and development of all of our therapeutic candidates, and accordingly we may need to raise additional capital in the coming year.

To date, our business presently generated limited revenues. As we plan to continue expending substantial funds in research and development, including clinical trials, we will need to raise additional capital in the future through either debt or equity financing or pursuant to development or commercialization agreements with third parties with respect to particular therapeutic candidates. However, we cannot be certain that we will be able to raise capital on commercially reasonable terms or at all, or that our actual cash requirements will not be greater than anticipated. We may have difficulty raising needed capital or securing a development or commercialization partner in the future as a result of, among other factors, our lack of revenues from commercialization of the therapeutic candidates, as well as the inherent business risks associated with our company, our therapeutic candidates and present and future market conditions. In addition, global and local economic conditions may make it more difficult for us to raise needed capital or secure a development or commercialization partner in the future and may impact our liquidity. If we are unable to obtain future financing or obtain sufficient future financing, we may be forced to delay, reduce the scope of, or eliminate one or more of our research, development or commercialization programs for our therapeutic candidates, any of which may have material adverse effect on our business, financial condition and results of operations. Moreover, to the extent we are able to raise capital through the issuance of debt or equity securities, it could result in substantial dilution to existing shareholders.

Our long term capital requirements are subject to numerous risks.

Our long term capital requirements are expected to depend on many potential factors, including, among others:

•	the number of therapeutic candidates in development;

•	the regulatory clarity and path of each of our therapeutic candidates;

•	the progress, success and cost of our clinical trials and research and development programs including manufacturing;

•	the costs, timing and outcome of regulatory review and obtaining regulatory clarity and approval of our therapeutic candidates and addressing regulatory and other issues that may arise post-approval;

•	the costs of enforcing our issued patents and defending intellectual property-related claims;

•	the costs of manufacturing, developing sales, marketing and distribution channels;

•
our ability to successfully commercialize our therapeutic candidates independently and/or through other third parties, including securing commercialization agreements with third parties and favorable pricing and market share; and

•	our consumption of available resources more rapidly than currently anticipated, resulting in the need for additional funding sooner than anticipated.

Risks Related to Our Business and Regulatory Matters

If we and/or our commercialization partners are unable to obtain FDA and/or other foreign regulatory authority clarity and approval for our therapeutic candidates, we and/or our commercialization partners will be unable to commercialize our therapeutic candidates

To date, we have not marketed, distributed or sold any therapeutic candidate or other product. Currently, we have nine therapeutic candidates, which includes one therapeutic candidate (RP101) for which we have an option to acquire, in various programs and clinical development stages, “RHB-105” for the eradication of H. pylori infection; “RHB-104” for the treatment of Crohn’s disease and potentially other diseases; “RHB-106” (out-licensed to Salix Pharmaceuticals, Inc.) for bowel preparation; “BEKINDA™” (formerly known as RHB-102) for acute gastroenteritis and gastritis, and for the prevention of chemotherapy and radiotherapy induced nausea and vomiting; “ABC294640” for potential multiple inflammatory, gastrointestinal  and oncology indications; “MESUPRON®” targeting gastrointestinal and other solid tumor cancers; “RP101” (currently subject to an option-to-acquire by us) targeting pancreatic and other gastrointestinal cancers; “RIZAPORT™” (formerly known as RHB-103) for the treatment of acute migraine headaches; and “RHB-101” for the treatment of hypertension, heart failure and left ventricular dysfunction. Our therapeutic candidates are subject to extensive governmental laws, regulations and guidelines relating to development, clinical trials, manufacturing and commercialization of drugs. We may not be able to obtain marketing approval for any of our therapeutic candidates in a timely manner or at all.

Any material delay in obtaining, or the failure to obtain, regulatory clarity and required approvals will increase our costs and materially and adversely affect our ability to generate future revenues. Any regulatory approval to market a therapeutic candidate may be subject to limitations on the indicated uses for marketing the therapeutic candidate or may impose restrictive conditions of use, including cautionary information, thereby limiting the size of the market for the therapeutic candidate. We also are, and will be, subject to numerous regulatory requirements from both the FDA and foreign state agencies that govern the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. Moreover, approval by one regulatory authority does not ensure approval by other regulatory authorities in separate jurisdictions. Each jurisdiction may have different approval processes and may impose additional testing, development and manufacturing requirements for our therapeutic candidates than other jurisdictions. Additionally, the FDA or other foreign regulatory bodies may change their approval policies or adopt new laws, regulations or guidelines in a manner that materially delays or impairs our ability to obtain the necessary regulatory approvals or our ability to commercialize our therapeutic candidates.

Clinical trials and related non-clinical studies may involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. We and/or commercialization partners will not be able to commercialize our therapeutic candidates without completing such trials.

We have limited experience in conducting and managing the clinical trials that are required to commence commercial sales of our therapeutic candidates. Clinical trials and related non-clinical studies are expensive, complex, can take many years and have uncertain outcomes. We cannot predict whether we, independently or through third parties, will encounter problems with any of the completed, ongoing or planned clinical trials that will cause delays, including suspension of the clinical trial, or delay of data analysis or release of the final report. The clinical trials of our therapeutic candidates may take significantly longer to complete than is estimated. Failure can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could materially delay or prevent commercialization of our current or future therapeutic candidates.

In connection with the clinical trials for our therapeutic candidates and other therapeutic candidates that we may seek to develop in the future, either on our own or through licensing or partnering agreements, we face various risks and uncertainties, including but not limited to:

•	delays in securing clinical investigators or trial sites for the clinical trials;

•	delays in receiving import or other government approvals to ensure appropriate drug supply;

•	delays in obtaining institutional review board and other regulatory approvals to commence a clinical trial;

•	expiration of clinical trial material before or during our trials as a result of degradation of, or other damage to, the clinical trial material;

•	negative or inconclusive results from clinical trials;

•	the FDA or other foreign regulatory authorities may disagree with the number, design, size, conduct or implementation of our clinical studies;

•	the FDA or other foreign regulatory authorities may require us to conduct additional clinical trials and/or studies;

•	an inability to monitor patients adequately during or after treatment;

•	problems with investigator or patient compliance with the trial protocols;

•	a therapeutic candidate may not prove safe or efficacious; there may be unexpected or even serious adverse events and side effects from the use of a therapeutic candidate;

•	the results with respect to any therapeutic candidate may not confirm the positive results from earlier preclinical studies or clinical trials;

•	the results may not meet the level of statistical significance required by the FDA or other foreign regulatory authorities;

•
the results may justify only limited and/or restrictive uses, including the inclusion of warnings and contraindications, which could significantly limit the marketability and profitability of the therapeutic candidate;

•
the clinical trials may be delayed or not completed due to the failure to recruit suitable candidates or if there is a lower rate of suitable candidates than anticipated or if there is a delay in recruiting suitable candidates; and

•	changes to the current regulatory requirements related to clinical trials which can delay, hinder or lead to unexpected costs in connection with our receiving the applicable regulatory approvals.

A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical trials, even after seeing promising results in earlier clinical trials. As such, despite the results reported in earlier clinical trials of our therapeutic candidates, we do not know if the clinical trials we conduct will demonstrate adequate efficacy and safety sufficient to obtain regulatory approval to market our therapeutic candidates. If any of the clinical trials of any therapeutic candidate do not produce favorable results, our ability to obtain regulatory approval for the therapeutic candidate may be adversely impacted, which will have a material adverse effect on our business, financial condition and results of operations.

If we do not establish collaborations for our therapeutic candidates or otherwise raise substantial additional capital, we will likely need to alter our development and any commercialization plans.

Our drug development programs and the potential commercialization of our therapeutic candidates will require additional cash to fund expenses. As such, our strategy includes selectively partnering or collaborating with multiple pharmaceutical and biotechnology companies to assist us in furthering development and/or potential commercialization of our therapeutic candidates, in some or all jurisdictions, as well as gradually building an independent marketing and sales capabilities in the U.S. to commercialize our therapeutic candidates. Although we are currently aware of numerous potential new third party partners for the development or commercialization of our therapeutic candidates, we may not be successful in entering into new collaborations with third parties on acceptable terms, or at all and we may not be able to build an independent marketing and sales capabilities. In addition, if we fail to negotiate and maintain suitable development and/or commercialization agreements, we may have to limit the size or scope of our activities or we may have to delay or terminate one or more of our development or commercialization programs. Any failure to enter into development or commercialization agreements with respect to the development, marketing and commercialization of any therapeutic candidate or failure to develop, market and commercialize such therapeutic candidate independently will have a material adverse effect on our business, financial condition and results of operations.

Any collaborative arrangements that we have established or may establish may not be successful or may be terminated or we may otherwise not realize the anticipated benefits from these collaborations, including our out-license of RHB-106. We do not control third parties with whom we have or may have collaborative arrangements, and we rely on them to achieve results which may be significant to us. In addition, any future collaboration arrangements may place the development and commercialization of our therapeutic candidates outside our control, may require us to relinquish important rights or may otherwise be on terms unfavorable to us.

Each of our collaborative arrangements requires us to rely on external consultants, advisors, and experts for assistance in several key functions, including clinical development, manufacturing, regulatory, market research, intellectual property and commercialization. We do not control these third parties, but we rely on them to achieve results which may be significant to us. To date, we have out-licensed one of our therapeutic products, RHB-106 and related rights to Salix Pharmaceuticals, Inc., or Salix (acquired in April this year by Valeant). We do not control Salix or Valeant, but we rely on them to clinically develop and commercialize the product based on the license agreement. To our understanding, the RHB-106 program is under review by Valeant following its acquisition of Salix. If Valeant were to terminate the RHB-106 program, our business, financial condition and results of operations may be adversely affected.

Relying upon collaborative arrangements to develop and commercialize our therapeutic candidates, such as our out-license of RHB-106 and related rights, subjects us to a number of risks, including but not limited to:

•	we may not be able to control the amount and timing of resources that our collaborators may devote to our therapeutic candidates;

•	should a collaborator fail to comply with applicable laws, rules, or regulations when performing services for us, we could be held liable for such violations;

•	our collaborators may experience financial difficulties or changes in business focus;

•	our collaborators' partners may fail to secure adequate commercial supplies of our therapeutic candidates upon marketing approval, if at all;

•	our collaborators' partners may have a shortage of qualified personnel;

•	we may be required to relinquish important rights, such as marketing and distribution rights;

•
business combinations or significant changes in a collaborator’s business or business strategy may adversely affect a collaborator’s willingness or ability to complete its obligations under any arrangement;

•	under certain circumstances, a collaborator could move forward with a competing therapeutic candidate developed either independently or in collaboration with others, including our competitors; and

•	collaborative arrangements are often terminated or allowed to expire, which could delay the development and may increase the cost of developing our therapeutic candidates.

If any of these scenarios materialize, they could have a material adverse effect on our business, financial condition or results of operations.

We rely on third parties to conduct our clinical trials and related non-clinical studies, and those third parties may not perform satisfactorily, including, but not limited to, failing to meet established deadlines for the completion of such clinical trials.

We do not currently have the ability to independently conduct clinical trials and related non-clinical studies for our therapeutic candidates, and we rely on third parties, such as contract research organizations, medical institutions, contract laboratories, development and commercialization partners, clinical investigators and independent study monitors to perform this function. Our reliance on these third parties for clinical development activities reduces our control over these activities. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. Although we have, in the ordinary course of business, entered into agreements with such third parties, other than with respect to RHB-106 and related rights, which we have out-licensed to Salix, we continue to be responsible for confirming that each of our clinical trials is conducted in accordance with its general investigational plan and protocol. Moreover, the FDA requires us to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities and requirements. To date, we believe our contract research organizations and other similar entities with which we are working have performed well. However, if these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be required to replace them or perform such functions independently. Although we believe that there are a number of other third-party contractors we could engage to continue these activities, it may result in a delay of the affected trial and additional costs. Accordingly, we may be materially delayed in obtaining regulatory approvals for our therapeutic candidates and may be materially delayed in our efforts to successfully commercialize our therapeutic candidates for targeted diseases.

In addition, our ability to bring our therapeutic candidates to market depends on the quality and integrity of data that we present to regulatory authorities in order to obtain marketing authorizations. Although we attempt to audit and control the quality of third party data, we cannot guarantee the authenticity or accuracy of such data, nor can we be certain that such data has not been fraudulently generated.

If third parties do not manufacture our therapeutic candidates with sufficient quality, in sufficient quantities, in the required timeframe, and at an acceptable cost, clinical development and commercialization of our therapeutic candidates would be delayed.

We do not currently own or operate manufacturing facilities, and we rely, and expect to continue to rely, on third parties to manufacture clinical and commercial quantities of our therapeutic candidates. Our reliance on third parties includes our reliance on them for quality assurance related to regulatory compliance. Our current and anticipated future reliance upon others for the manufacture of our therapeutic candidates may adversely affect our future profit margins, if any, and our ability to develop therapeutic candidates and commercialize any therapeutic candidates on a timely and competitive basis.

We may not be able to maintain our existing or future third party manufacturing arrangements on acceptable terms, if at all. If for some reason our manufacturers do not perform as agreed or expected, we may be required to replace them. Although we are not substantially dependent upon our existing manufacturing agreements since we could replace them with other third party manufacturers, we may incur added costs and delays in identifying, engaging, qualifying and training any such replacements.

In October 2012, we and our clinical manufacturer for RHB-104 mutually terminated our relationship after we concluded that another manufacturer would be better suited to conduct the scale up required to produce our clinical trial material in sufficient quantities and fulfill our timeline. It is possible that in the future we may be required to terminate other third party manufacturers, which may cause us to incur additional material costs or delays.

We rely on third party contract vendors to manufacture and supply us with high quality APIs, or active pharmaceutical ingredients, in the quantities we require on a timely basis.

We currently do not manufacture any APIs ourselves. Instead, we rely on third-party vendors for the manufacture and supply of our APIs that are used to formulate our therapeutic candidates. While there are many potential API suppliers in the market, if these suppliers are incapable or unwilling to meet our current or future needs on acceptable terms or at all, we could experience a delay in obtaining regulatory approval for our therapeutic candidates or conducting additional clinical trials of our therapeutic candidates and incur additional costs.

For example, our supplier of raw materials for RIZAPORT™ has been sending updates to the FDA regarding progress of corrective actions in regards to compliance issues at its manufacturing facility and subsequently invited the FDA for re-inspection, which are independent of us and not specific to RIZAPORT™. Although the supplier is working to solve its compliance issues and although we are working to ensure continued supply of the necessary raw materials for RIZAPORT™ regardless of the outcome of its compliance discussions, our ability to obtain FDA approval for RIZAPORT™ may be delayed until we are able to secure a compliant source of raw materials.

While there may be several alternative suppliers of API in the market, we have yet to conclude extensive investigations into the quality or availability of their APIs. As a result, we can provide no assurances that supply sources will not be interrupted from time to time. Changing API suppliers or finding and qualifying new API suppliers can be costly and take a significant amount of time. Many APIs require significant lead time to manufacture. There can also be challenges in maintaining similar quality or technical standards from one manufacturing batch to the next.

If we are not able to find stable, affordable, high quality, or reliable supplies of our APIs, we may not be able to produce enough supplies of our therapeutic candidates, which could materially adversely affect our business, financial condition or results of operation.

We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and other regulatory agencies for any of our therapeutic candidates.

To date, our therapeutic candidates have been manufactured in relatively small quantities for preclinical testing and clinical trials as well as for other regulatory purposes by third-party manufacturers. If the FDA or other regulatory agencies approve any of our therapeutic candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of our approved therapeutic candidates. These manufacturers may not be able to successfully increase the manufacturing capacity for any of our approved therapeutic candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA or other foreign regulatory agencies must review and approve. If they are unable to successfully increase the manufacturing capacity for a therapeutic candidate, or we are unable to establish our own manufacturing capabilities or secure replacement manufacturers, the commercial launch of any approved products may be delayed or there may be a shortage in supply.

We and our third-party manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities.

We and our contract manufacturers are, and will be, required to adhere to laws, regulations and guidelines of the FDA or other foreign regulatory authorities setting forth current good manufacturing practices. These laws, regulations and guidelines cover all aspects of the manufacturing, testing, quality control, and recordkeeping relating to our therapeutic candidates. We and our manufacturers may not be able to comply with applicable laws, regulations and guidelines. We and our manufacturers are and will be subject to unannounced inspections by the FDA, state regulators and similar foreign regulatory authorities outside the United States. Our failure, or the failure of our third party manufacturers, to comply with applicable laws, regulations and guidelines could result in the imposition of sanctions on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our therapeutic candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of our therapeutic candidates, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect regulatory approval and supplies of our therapeutic candidates, and materially and adversely affect our business, financial condition and results of operations.

Even if we obtain regulatory approvals, our therapeutic candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and applicable foreign laws, regulations and guidelines, we could lose those approvals, and our business would be seriously harmed.

Even if our therapeutic candidates receive regulatory approval, we or our commercialization partners, as applicable, will be subject to ongoing reporting obligations, including pharmacovigilance, and the therapeutic candidates and the manufacturing operations will be subject to continuing regulatory review, including inspections by the FDA or other foreign regulatory authorities. The results of this ongoing review may result in the withdrawal of a therapeutic candidate from the market, the interruption of the manufacturing operations and/or the imposition of labeling and/or marketing limitations. Since many more patients are exposed to drugs following their marketing approval, serious but infrequent adverse reactions that were not observed in clinical trials may be observed during the commercial marketing of the therapeutic candidate. As we develop our product candidates, we may also periodically discuss with the FDA certain clinical, regulatory and manufacturing matters and our views may, at times, differ from those of the FDA. For example, the FDA may seek to regulate our therapeutic candidates that consist of two or more active ingredients as combination drugs under its Combination Drug Policy. The Combination Drug Policy requires that we demonstrate that each active ingredient in a drug product contributes to the product’s claimed effect. If the FDA raises questions regarding whether available data and information provided to the FDA demonstrate the contribution of each active ingredient in such combination drug products, we may be required to provide additional information, which may include the results of additional preclinical studies or clinical trials. If we are required to conduct additional clinical trials or other testing of our product candidates, we may face substantial additional expenses, be delayed in obtaining marketing approval for our product candidates or may never obtain marketing approval.

In addition, the manufacturer and the manufacturing facilities that we or our commercialization partners use to produce any therapeutic candidate will be subject to periodic review and inspection by the FDA and other foreign regulatory authorities. Later discovery of previously unknown problems with any therapeutic candidate, manufacturer or manufacturing process, or failure to comply with rules and regulatory requirements, may result in actions, including but not limited to the following:

•	restrictions on such therapeutic candidate, manufacturer or manufacturing process;

•	warning letters from the FDA or other foreign regulatory authorities;

•	withdrawal of the therapeutic candidate from the market;

•	suspension or withdrawal of regulatory approvals;

•	refusal to approve pending applications or supplements to approved applications that we or our commercialization partners submit;

•	voluntary or mandatory recall;

•	fines;

•	refusal to permit the import or export of our therapeutic candidates;

•	product seizure or detentions;

•	injunctions or the imposition of civil or criminal penalties; or

•	adverse publicity.

If we, or our commercialization partners, suppliers, third party contractors or clinical investigators are slow to adapt, or are unable to adapt, to changes in existing regulatory requirements or the adoption of new regulatory requirements or policies, we or our commercialization partners may lose marketing approval for any of our therapeutic candidates if any of our therapeutic candidates are approved, resulting in materially decreased or lost revenue from milestones, product sales or royalties.

Modifications to our therapeutic candidates, or to any other therapeutic candidates that we may develop in the future, may require new regulatory clearances or approvals or may require us or our development and/or commercialization partners, as applicable, to recall or cease marketing these therapeutic candidates until clearances are obtained.

Modifications to our therapeutic candidates, after they have been approved for marketing, if at all, or to any other pharmaceutical product or medical device that we may develop in the future, may require new regulatory clearance or approvals, and, if necessitated by a problem with a marketed product, may result in the recall or suspension of marketing of the previously approved and marketed product until clearances or approvals of the modified product are obtained. The FDA and other foreign regulatory authorities require pharmaceutical products and device manufacturers to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance. A manufacturer may determine in conformity with applicable laws, regulations and guidelines that a modification may be implemented without pre-clearance by the FDA or other foreign regulatory authorities; however, the FDA or other foreign regulatory authorities can review a manufacturer’s decision and may disagree. The FDA or other foreign regulatory authorities may also on their own initiative determine that a new clearance or approval is required. If the FDA or other foreign regulatory authorities require new clearances or approvals of any pharmaceutical product for which we or our development and/or commercialization partners previously received marketing approval, we or our development and/or commercialization partners may be required to recall such therapeutic candidate and to stop marketing the therapeutic candidate as modified, which could require us or our development and/or commercialization partners to redesign the therapeutic candidate and cause a material adverse effect on our business, financial condition and results of operations.

We depend on our ability to identify and in-license or acquire therapeutic candidates to achieve commercial success.

Our nine therapeutic candidates were all acquired by us from or licensed to us by third parties, other than RP101 for which we have an option to acquire. We evaluate internally and with external consultants each therapeutic candidate. However, there can be no assurance as to our ability to accurately or consistently identify therapeutic candidates that are likely to achieve commercial success. In addition, even if we identify additional therapeutic candidates that are likely to achieve commercial success, there can be no assurance as to our ability to in-license or acquire such therapeutic candidates under favorable terms or at all.

We compete with other entities for some of our in-license or acquisition opportunities.

As part of our overall strategy, we pursue opportunities to in-license or acquire therapeutic products. We may compete for in-license and acquisition opportunities with other, established and well-capitalized pharmaceutical companies. As a result, we may be unable to in-license or acquire additional therapeutic products at all or upon favorable terms. Our failure to further in-license or acquire therapeutic products in the future may materially hinder our ability to grow and could materially harm our business, financial condition and results of operations.

If we cannot meet our obligations under our acquisition or in-license agreements or we cannot renegotiate our obligations, or if other events occur that are not within our control such as bankruptcy of a licensor, we could lose the rights to our therapeutic candidates and/or experience delays in developing our therapeutic candidates, or incur additional costs, which could have a material adverse effect on our business.

We acquired our rights to three of our therapeutic candidates, RHB-104, RHB-105 and RHB-106, from a third party pursuant to an asset and purchase agreement. In addition, we in-licensed our rights to five other therapeutic candidates, RHB-101, BEKINDA ™ , RIZAPORT™, MESUPRON® and ABC294640 pursuant to license agreements in which we received exclusive perpetual licenses to certain patent rights and know-how related to these therapeutic candidates. We have also obtained an option-to-acquire RP101. These agreements require us to make payments and satisfy various performance obligations in order to maintain our rights and licenses with respect to these therapeutic candidates. If we do not meet our obligations under these agreements, or if other events occur that are not within our control such as the bankruptcy of a licensor and/or if one or more licensors default on their obligations towards us, we could lose the rights to our therapeutic candidates, experience delays in developing our therapeutic candidates and/or incur additional costs, any of which could have a material adverse effect on our business, financial condition and results of operations. In addition, our agreement with IntelGenx Corp. requires us to renegotiate certain provisions of the contract in the event the agreed-to budget is exceeded by a certain amount. In the event we are required to renegotiate this agreement, there is no guarantee that we will agree upon new terms promptly, or at all, which could delay the development of RIZAPORT™. Moreover, if we elect not to exercise the option-to-acquire RP101 and/or to extend the option term under the option agreement, we may lose all of our rights in relation to RP101.

In addition, we are responsible for the cost of filing and prosecuting certain patent applications and maintaining certain issued patents licensed to us. If we do not meet our obligations under these agreements in a timely manner and/or if other events occur that are not within our control, such as the bankruptcy of a licensor, which impacts our ability to prosecute certain patent applications and maintain certain issued patents licensed to us, we could lose the rights to our therapeutic candidates which could have a material adverse effect on our business, financial condition and results of operations.

Our business could suffer if we are unable to attract and retain key employees.

The loss of the services of members of senior management or other key personnel could delay or otherwise materially adversely impact the successful completion of our planned clinical trials or the commercialization of our therapeutic candidates or otherwise affect our ability to manage our company effectively and to carry out our business plan. These key personnel are Dror Ben-Asher, our chief executive officer, and Reza Fathi, our senior vice president for research and development. We do not maintain key-man life insurance. Although we have entered into employment or consultancy agreements with all of the members of our senior management team, members of our senior management team may resign at any time. High demand exists for senior management and other key personnel in the pharmaceutical industry. There can be no assurance that we will be able to continue to retain and attract such personnel.

Our growth and success also depend on our ability to attract and retain additional highly qualified scientific, technical, business development, marketing, managerial and finance personnel. We experience intense competition for qualified personnel, and the existence of non-competition agreements between prospective employees and their former employers may prevent us from hiring those individuals or subject us to liability from their former employers. In addition, if we elect to independently commercialize any therapeutic candidate, we will need to build and expand our marketing and sales capabilities. While we attempt to provide competitive compensation packages to attract and retain key personnel, many of our competitors are likely to have greater resources and more experience than we have, making it difficult for us to compete successfully for key personnel. If we cannot attract and retain sufficiently qualified technical employees on acceptable terms, we may not be able to develop and commercialize competitive therapeutic candidates. Further, any failure to effectively integrate new personnel could materially prevent us from successfully growing our company.

We face several risks associated with international business.

We operate our business in multiple international jurisdictions. Such operations could be materially affected by changes in foreign exchange rates, capital and exchange controls, expropriation and other restrictive government actions, changes in intellectual property legal protections and remedies, trade regulations and procedures and actions affecting approval, production, pricing, and marketing of, reimbursement for and access to, our therapeutic candidates, as well as by political unrest, unstable governments and legal systems and inter-governmental disputes. Any of these changes could materially adversely affect our business.

Risks Related to Our Industry

Even if our therapeutic candidates receive regulatory approval or do not require regulatory approval, they may not become commercially viable products.

Even if our therapeutic candidates are approved for commercialization, they may not become commercially viable products. For example, if we or our commercialization partners receive regulatory approval to market a therapeutic candidate, approval may be subject to limitations on the indicated uses or subject to labeling or marketing restrictions which could materially and adversely affect the marketability and profitability of the therapeutic candidate. In addition, a new therapeutic candidate may appear promising at an early stage of development or after clinical trials but never reach the market, or it may reach the market but not result in sufficient product sales, if any. A therapeutic candidate may not result in commercial success for various reasons, including but not limited to:

•	difficulty in large-scale manufacturing, including yield and quality;

•
low market acceptance by physicians, healthcare payors, patients and the medical community as a result of lower demonstrated clinical safety or efficacy compared to other products, prevalence and severity of adverse side effects, or other potential disadvantages relative to alternative treatment methods;

•	insufficient or unfavorable levels of reimbursement from government or third-party payors, such as insurance companies, health maintenance organizations and other health plan administrators;

•	infringement on proprietary rights of others for which we or our commercialization partners have not received licenses;

•	incompatibility with other therapeutic products;

•	other potential advantages of alternative treatment methods and competitive forces that may make it more difficult for us to penetrate a particular market segment;

•	ineffective marketing and distribution support;

•	lack of significant competitive advantages over existing products on the market;

•	lack of cost-effectiveness or unfavorable pricing compared to other alternatives available on the market;

•
inability to establish collaborations with third party commercialization partners on acceptable terms, or at all, and our inability or unwillingness for cost or other reasons to commercialize the products on our own; or

•	timing of market introduction of competitive products.

Physicians, various other health care providers, patients, payers or the medical community in general may be unwilling to accept, utilize or recommend any of our approved therapeutic candidates. If we are unable, either on our own or through third parties, to manufacture, commercialize and market our proposed formulations or therapeutic candidates when planned, or develop commercially viable therapeutic candidates, we may not achieve any market acceptance or generate revenue.

The market for our therapeutic candidates is rapidly changing and competitive, and new drug delivery mechanisms, drug delivery technologies, new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The pharmaceutical and biotechnology industry is highly competitive, and we face significant competition from many pharmaceutical, biopharmaceutical and biotechnology companies that are researching and marketing products designed to address the indications for which we are currently developing therapeutic candidates or for which we may develop therapeutic candidates in the future. There are various other companies that currently market, are in the process of developing or may develop in the future products that address all of the indications or diseases treated by our therapeutic candidates.

New drug delivery mechanisms, drug delivery technologies, new drugs and new treatments that have been developed or that are in the process of being developed or will be developed by others may render our therapeutic candidates noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our therapeutic candidates. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities, human resources and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our formulations or therapeutic candidates, even if commercialized. Many of our targeted diseases and conditions can also be treated by other medication or drug delivery technologies. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our therapeutic candidates to receive widespread acceptance if commercialized.

We could be adversely affected if healthcare reform measures substantially change the market for medical care or healthcare coverage in the United States.

On March 23, 2010, President Obama signed the “Patient Protection and Affordable Care Act” (P.L. 111-148) and on March 30, 2010, the President signed the “Health Care and Education Reconciliation Act” (P.L. 111-152), collectively commonly referred to as the “Healthcare Reform Law.” The Health Reform Law included a number of new rules regarding health insurance, the provision of health care, and conditions to reimbursement for healthcare services provided to Medicare and Medicaid patients. Through the rule making process, substantial changes have been and continue to be made to the current system for paying for healthcare in the United States, including changes made in order to extend medical benefits to those who lack insurance coverage. Extending coverage to a large population could substantially change the structure of the health insurance system and the methodology for reimbursing medical services and drugs. This legislation is one of the most comprehensive and significant reforms ever experienced by the United States in the healthcare industry and is expected to have meaningful ramifications on tens of millions of citizens in the United States. This legislation is expected to impact the scope of healthcare insurance, the insurance refunds from the insurance companies and possibly also the costs of medical products. Additionally, the Healthcare Reform Law’s provisions are designed to encourage providers to find cost savings in their clinical operations. Pharmaceuticals represent a significant portion of the cost of providing care. Through modified reimbursement rates and other incentives, the United States government is requiring that providers identify the most cost-effective services, supplies and pharmaceuticals. This environment has caused changes in the purchasing habits of providers and resulted in specific attention to the pricing negotiation, product selection and utilization review surrounding pharmaceuticals. To the extent that our products are at some point reimbursable by U.S federal government programs, this attention may result in our products being chosen less frequently or the pricing being substantially lowered. However, the effect of the legislation is difficult to predict and, at this stage, we are unable to estimate the full extent of the direct and/or indirect impact of the legislation on us.

These structural changes could entail modifications to the existing system of private payors and government programs (such as Medicare, Medicaid and State Children’s Health Insurance Program), creation of a government-sponsored healthcare insurance source, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the United States could impact the reimbursement for prescribed drugs and pharmaceuticals, such as those we and our development and/or commercialization partners are currently developing. If reimbursement for our approved therapeutic candidates, if any, is substantially reduced in the future, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

Extending medical benefits to those who currently lack coverage will likely result in substantial cost to the United States federal government, which may force significant additional changes to the healthcare system in the United States. Much of the funding for expanded healthcare coverage may be sought through cost savings. While some of these savings may come from realizing greater efficiencies in delivering care, improving the effectiveness of preventive care and enhancing the overall quality of care, much of the cost savings may come from reducing the cost of care. Cost of care could be reduced by decreasing the level of reimbursement for medical services or products (including those pharmaceuticals currently being developed by us or our development and/or commercialization partners), or by restricting coverage (and, thereby, utilization) of medical services or products. In either case, a reduction in the utilization of, or reimbursement for, any therapeutic candidate for which we receive marketing approval in the future could have a materially adverse effect on our financial performance.

Several States and private entities initially mounted legal challenges to the healthcare reform legislation, and they continue to litigate various aspects of the legislation. On July 26, 2012, the United States Supreme Court generally upheld the healthcare reform legislation as constitutional. However, the Supreme Court held that the legislation improperly required the States to expand their Medicaid programs to cover more individuals. As a result, the States have a choice as to whether they will expand the numbers of individuals covered by their respective State Medicaid programs. Some States have determined that they will not expand their Medicaid programs and will develop other cost saving and coverage measures to provide care to currently uninsured residents. Many of these efforts to date have included the institution of Medicaid managed care programs. The manner in which these cost saving measures are implemented could have a materially adverse effect on our financial performance. Further, the healthcare regulatory environment has seen significant changes in recent years and is still in flux.  We cannot predict the impact on our business of future legal challenges to the healthcare reform legislation or other changes to the current laws and regulations.

If third-party payors do not adequately reimburse customers for any of our therapeutic candidates that are approved for marketing, they might not be purchased or used, and our revenues and profits will not develop or increase.

Our revenues and profits will depend heavily upon the availability of adequate reimbursement for the use of our approved therapeutic candidates, if any, from governmental or other third-party payors, both in the United States and in foreign markets. Reimbursement by a third-party payor may depend upon a number of factors, including but not limited to the third-party payor’s determination that the use of an approved therapeutic candidate is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Obtaining reimbursement approval for a therapeutic candidate from each government or other third-party payor is a time-consuming and costly process that could require us or our development and/or commercialization partners to provide supporting scientific, clinical and cost-effectiveness data for the use of our therapeutic candidates to each payor. Even when a payor determines that a therapeutic candidate is eligible for reimbursement, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or other foreign regulatory authorities. Reimbursement rates may vary according to the use of the therapeutic candidate and the clinical setting in which it used, may be based on payments allowed for lower-cost products that are already reimbursed, may be incorporated into existing payments for other products or services, and may reflect budgetary constraints and/or imperfections in Medicare, Medicaid or other data used to calculate these rates.

In the United States, there have been, and we expect that there will continue to be, federal and State proposals to constrain expenditures for medical products and services, which may affect payments for our therapeutic candidates in the United States. In addition, there is a growing emphasis on comparative effectiveness research, both by private payors and by government agencies. To the extent other drugs or therapies are found to be more effective than our products, payors may elect to cover such therapies in lieu of our products and/or reimburse our products at a lower rate. We believe that legislation that reduces reimbursement for our therapeutic candidates could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our therapeutic candidates, if approved. This could materially and adversely impact our business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market our therapeutic candidates, if approved. At this stage, we are unable to estimate the extent of the direct and/or indirect impact of any such federal and State proposals.

Further, the Centers for Medicare & Medicaid Services (“CMS”) frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement rates. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and both the CMS and other third-party payors may have sufficient market power to demand significant price reductions.

We are subject to additional federal and state laws and regulations relating to our business, and our failure to comply with those laws could have a material adverse effect on our results of operations and financial conditions.

In the event that we were to market products in the United States, we would be subject to additional healthcare regulation and enforcement by the federal government and the states in which we conduct or will conduct our business. The laws that may affect our ability to operate include, but are not limited to, the following:

•
the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under government healthcare programs such as the Medicare and Medicaid programs;

•
the federal Anti-Inducement Law (also known as the Civil Monetary Penalties Law), which prohibits a person from offering or transferring remuneration to a Medicare or State healthcare program beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of any item or service for which payment may be made, in whole or in part, by Medicare or a State healthcare program;

•
the Ethics in Patient Referrals Act of 1989, commonly referred to as the Stark Law, which prohibits physicians from referring Medicare or Medicaid patients for certain designated health services where that physician or family member has a financial relationship with the entity providing the designated health service, unless an exception applies;

•
federal false claims laws that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government healthcare programs that are false or fraudulent;

•	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; and

•
state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers.

Further, the recently enacted Healthcare Reform Law, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity can now be found guilty of fraud or an anti-kickback violation without actual knowledge of the statute or specific intent to violate it. In addition, the Healthcare Reform Law provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statue constitutes a false or fraudulent claim for purposes of the False Claims Act. Possible sanctions for violation of these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare, Medicaid and other government programs and forfeiture of amounts collected in violation of such prohibitions. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could result in a material adverse effect on our reputation, business, results of operations and financial condition.

The Healthcare Reform Law also imposes reporting requirements on certain medical device and pharmaceutical manufacturers, among others, to make annual public disclosures of certain payments and other transfers of value to physicians and teaching hospitals and ownership or investment interests held by physicians or their immediate family members. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (or up to an aggregate of $1 million per year for “knowing failures”), for all payments, transfers of value or ownership or investment interests that are not reported. Manufacturers were required to begin data collection on August 1, 2013 and report such data to CMS by March 31 each year.  CMS made the data publicly available on its searchable database beginning in September 2014.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians for marketing, medical directorships, and other purposes. Some states, such as California, Massachusetts and Vermont, mandate implementation of corporate compliance programs, along with the tracking and reporting of gifts, compensation and other remuneration to physicians, and some states limit or prohibit such gifts.

The scope and enforcement of these laws is uncertain and subject to change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. We cannot predict the impact on our business of any changes in these laws. Federal or state regulatory authorities may challenge our current or future activities under these laws. Any such challenge could have a material adverse effect on our reputation, business, results of operations, and financial condition. Any state or federal regulatory review of us, regardless of the outcome, would be costly and time-consuming.

We could be exposed to significant drug product liability claims which could be time consuming and costly to defend, divert management attention and adversely impact our ability to obtain and maintain insurance coverage.

The clinical trials that we conduct, and the testing, manufacture, marketing and commercial sale of our therapeutic candidates, involve and will involve an inherent risk that significant liability claims may be asserted against us. We currently have a product liability policy that includes coverage for our clinical trials. Should we decide to seek additional insurance against such risks before our product sales commence, there is a risk that such insurance will be unavailable to us, or if it can be obtained at such time, that it will be available at an unaffordable cost. Even if we obtain insurance, it may prove inadequate to cover claims and/or litigation costs, especially in the case of wrongful death claims. Product liability claims or other claims related to our therapeutic candidates, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products and therapeutic candidates. A product liability claim could also significantly harm our reputation and delay market acceptance of our therapeutic candidates.

Global economic conditions may make it more difficult for us to commercialize our therapeutic candidates.

The pharmaceutical industry, like other industries and businesses, continues to face the effects of the challenging economic environment. Patients experiencing the effects of the challenging economic environment, including high unemployment levels and increases in co-pays, may switch to generic products, delay treatments, skip doses or use less effective treatments to reduce their costs. Challenging economic conditions in the U.S include the demands by payors for substantial rebates and formulary restrictions limiting access to brand-name drugs. In addition, in Europe and in a number of emerging markets there are government-mandated reductions in prices for certain pharmaceutical products, as well as government-imposed access restrictions in certain countries. All of the aforesaid may make it more difficult for us to commercialize our therapeutic candidates.

Our business involves risks related to handling regulated substances which could severely affect our ability to conduct research and development of our therapeutic candidates.

In connection with our or our development and/or commercialization partners’ research and clinical development activities, as well as the manufacture of materials and therapeutic candidates, we and our development and/or commercialization partners are subject to federal, State and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. We and our development and/or commercialization partners may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and clinical development, as well as the activities of our manufacturing and commercialization partners, both now and in the future, may involve the controlled use of hazardous materials, including but not limited to certain hazardous chemicals. We cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an occurrence, we could be held liable for any damages that result and any such liability could exceed our resources.

Risks Related to Intellectual Property

We may be unable to adequately protect or enforce our rights to intellectual property, causing us to lose valuable rights. Loss of patent rights may lead us to lose market share and anticipated profits.

Our success depends, in part, on our ability, and the ability of our commercialization partners to obtain patent protection for our therapeutic candidates, maintain the confidentiality of our trade secrets and know how, operate without infringing on the proprietary rights of others and prevent others from infringing our proprietary rights.

We try to protect our proprietary position by, among other things, filing U.S., European, and other patent applications related to our therapeutic candidates, inventions and improvements that may be important to the continuing development of our therapeutic candidates.

Because the patent position of pharmaceutical companies involves complex legal and factual questions, we cannot predict the validity and enforceability of patents with certainty. Our issued patents and the issued patents of our commercialization partners may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges by third parties or could be circumvented. Our competitors may also independently develop drug delivery technologies or products similar to ours or design around or otherwise circumvent patents issued to, or licensed by, us. Thus, any patents that we own or license from others may not provide any protection against competitors. Our pending patent applications, those we may file in the future or those we may license from third parties may not result in patents being issued. If these patents are issued, they may not provide us with proprietary protection or competitive advantages. The degree of future protection to be afforded by our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

Patent rights are territorial; thus, the patent protection we do have will only extend to those countries in which we have issued patents. Even so, the laws of certain countries do not protect our intellectual property rights to the same extent as do the laws of the United States and the European Union. Competitors may successfully challenge our patents, produce similar drugs or products that do not infringe our patents, or produce drugs in countries where we have not applied for patent protection or that do not respect our patents. Furthermore, it is not possible to know the scope of claims that will be allowed in published applications and it is also not possible to know which claims of granted patents, if any, will be deemed enforceable in a court of law.

After the completion of development and registration of our patents, third parties may still manufacture and/or market therapeutic candidates in infringement of our patent protected rights. Such manufacture and/or market of our therapeutic candidates in infringement of our patent protected rights is likely to cause us damage and lead to a reduction in the prices of our therapeutic candidates, thereby reducing our anticipated profits.

In addition, due to the extensive time needed to develop, test and obtain regulatory approval for our therapeutic candidates, any patents that protect our therapeutic candidate may expire early during commercialization. This may reduce or eliminate any market advantages that such patents may give us. Following patent expiration, we may face increased competition through the entry of generic products into the market and a subsequent decline in market share and profits.

In addition, in some cases we may rely on our licensors to conduct patent prosecution, patent maintenance or patent defense on our behalf. Therefore, our ability to ensure that these patents are properly prosecuted, maintained, or defended may be limited, which may adversely affect our rights in our therapeutic products. Any failure by our licensors or development partners to properly conduct patent prosecution, patent maintenance or patent defense could materially harm our ability to obtain approval or commercialization of the products, thereby materially reducing our anticipated profits.

If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us.

In addition to filing patents, we generally try to protect our trade secrets, know-how and technology by entering into confidentiality or non-disclosure agreements with parties that have access to it, such as our development and/or commercialization partners, employees, contractors and consultants. We also enter into agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees, advisors, research collaborators, contractors and consultants while we employ or engage them. However, these agreements can be difficult and costly to enforce or may not provide adequate remedies. Any of these parties may breach the confidentiality agreements and willfully or unintentionally disclose our confidential information, or our competitors might learn of the information in some other way. The disclosure to, or independent development by, a competitor of any trade secret, know-how or other technology not protected by a patent could materially adversely affect any competitive advantage we may have over any such competitor.

To the extent that any of our employees, advisors, research collaborators, contractors or consultants independently develop, or use independently developed, intellectual property in connection with any of our projects, disputes may arise as to the proprietary rights to this type of information. If a dispute arises with respect to any proprietary right, enforcement of our rights can be costly and unpredictable and a court may determine that the right belongs to a third party.

Legal proceedings or third-party claims of intellectual property infringement and other challenges may require us to spend substantial time and money and could prevent us from developing or commercializing our therapeutic candidates.

The development, manufacture, use, offer for sale, sale or importation of our therapeutic candidates may infringe on the claims of third-party patents or other intellectual property rights. The nature of claims contained in unpublished patent filings around the world is unknown to us and it is not possible to know which countries patent holders may choose for the extension of their filings under the Patent Cooperation Treaty, or other mechanisms. We may also be subject to claims based on the actions of employees and consultants with respect to the usage or disclosure of intellectual property learned at other employers. The cost to us of any intellectual property litigation or other infringement proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation or defense of intellectual property litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Intellectual property litigation and other proceedings may also absorb significant management time. Consequently, we are unable to guarantee that we will be able to manufacture, use, offer for sale, sell or import our therapeutic candidates in the event of an infringement action.

In the event of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which could potentially limit our competitive advantage. Ultimately, we could be prevented from commercializing a therapeutic candidate or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement or other claims, we are unable to enter into licenses on acceptable terms. This inability to enter into licenses could harm our business significantly.

We may be subject to other patent-related litigation or proceedings that could be costly to defend and uncertain in their outcome.

In addition to infringement claims against us, we may in the future become a party to other patent litigation or proceedings before regulatory agencies, including interference or re-examination proceedings filed with the United States Patent and Trademark Office or opposition proceedings in other foreign patent offices regarding intellectual property rights with respect to our therapeutic candidates, as well as other disputes regarding intellectual property rights with development and/or commercialization partners, or others with whom we have contractual or other business relationships. Post-issuance oppositions are not uncommon and we, our development and/or commercialization partners will be required to defend these opposition procedures as a matter of course. Opposition procedures may be costly, and there is a risk that we may not prevail which could harm our business significantly.

Risks Related to our Ordinary Shares and American Depositary Shares.

We may be a “passive foreign investment company” for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors.

While the determination of passive foreign investment company, or PFIC, status is fact specific, and generally cannot be made until the close of the taxable year in question, based on the value and composition of our assets, we may be a PFIC for U.S. federal income tax purposes for our current taxable year and future taxable years. A non-U.S. corporation will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets that produce or are held for the production of passive income. Because the value of our assets for purposes of this determination will generally be determined by reference to the market price of the ADSs, our PFIC status will depend in large part on the market price of the ADSs. A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—U.S. Federal Income Tax Considerations – Passive Foreign Investment Companies”) holds ordinary shares or ADSs, the U.S. Holder may be subject to adverse tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of an interest charge with respect to such gain and certain dividends and (iii) compliance with certain reporting requirements. Each U.S. Holder is strongly urged to consult its own tax advisor regarding these issues. “Material Tax Considerations – U.S. Federal Income Tax Considerations – Passive Foreign Investment Companies.”

The market price of our Ordinary Shares and our ADSs are subject to fluctuation, which could result in substantial losses by our investors.

The stock market in general and the market price of our Ordinary Shares on the TASE and our American Depository Shares on The NASDAQ in particular, are subject to fluctuation, and changes in the price of our securities may be unrelated to our operating performance. The market price of our Ordinary Shares on the TASE and the market price of our American Depository Shares on The NASDAQ have fluctuated in the past, and we expect it will continue to do so. The market price of our Ordinary Shares and ADSs are and will be subject to a number of factors, including but not limited to:

•	announcements of technological innovations or new therapeutic candidates by us or others;

•	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments;

•	expiration or terminations of licenses, research contracts or other development or commercialization agreements;

•	public concern as to the safety of drugs we, our development or commercialization partners or others develop;

•	the volatility of market prices for shares of biotechnology companies generally;

•	success or failure of research and development projects;

•	departure of key personnel;

•	developments concerning intellectual property rights or regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if our Ordinary Shares or ADSs are covered by analysts;

•	changes in government regulations or patent decision;

•	developments by our development and/or commercialization partners; and

•	general market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our Ordinary Shares and result in substantial losses by our investors.

Additionally, market prices for securities of biotechnology and pharmaceutical companies historically have been very volatile. The market for these securities has from time to time experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful.

Future sales of our Ordinary Shares or ADSs could reduce the market price of our Ordinary Shares and ADSs.

All of our outstanding Ordinary Shares are registered and available for sale in Israel. In addition, as of July 14, 2015, we had non-tradable warrants to purchase an aggregate of 4,183,496 Ordinary Shares and non-tradable warrants to purchase an aggregate of 357,896 ADSs (each representing 10 Ordinary Shares) and options to purchase 18,435,016 Ordinary Shares under our 2010 Stock Option Plan. Substantial sales of our Ordinary Shares or ADSs, or the perception that such sales may occur in the future, including sales of shares issuable upon the exercise of options and warrants, may cause the market price of our Ordinary Shares or ADSs to decline. Moreover, the issuance of shares underlying our options and warrants will also have a dilutive effect on our shareholders, which could further reduce the price of our Ordinary Shares and ADSs on their respective exchanges.

Our Ordinary Shares and our ADSs are traded on different markets and this may result in price variations.

Our Ordinary Shares have been traded on the TASE since February 2011, and our ADSs have been listed on The NASDAQ since December 26, 2012. Trading in our securities on these markets take place in different currencies (U.S. dollars on The NASDAQ and New Israeli Shekels, or NIS, on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our securities on these two markets may differ due to these and other factors. Any decrease in the price of our securities on one of these markets could cause a decrease in the trading price of our securities on the other market.

There has been a limited market for our ADSs. We cannot ensure investors that an active market will develop for our ADSs on The NASDAQ, and this may limit the ability of our investors to sell our ADSs in the United States.

There has been limited trading in our ADSs, and an active trading market in our ADSs may never develop or may not be sustained if one develops. Due to the illiquidity of our ADSs, the market price may not accurately reflect our relative value. There can be no assurance that an active market for our ADSs will develop in the future. Because our ADSs are so thinly traded, even limited trading in our ADSs has in the past, and might in the future, lead to dramatic fluctuations in market price and investors may not be able to liquidate their investment in us at all or at a price that reflects the value of the business.

While our ADSs began trading on The NASDAQ in December 2012, we cannot assure you that we will maintain compliance with all of the requirements for our ADSs to remain listed. Additionally, there can be no assurance that trading of our ADSs on such market will be sustained or desirable.

We have incurred additional increased costs as a result of the listing of our ADSs on The NASDAQ, and we may need to devote substantial time and resources to new compliance initiatives and reporting requirements.

As a public company in the United States, we incur additional significant accounting, legal and other expenses as a result of the listing of our securities on both The NASDAQ and the Tel-Aviv Stock Exchange. These include costs associated with the reporting requirements of the Securities and Exchange Commission and the requirements of The NASDAQ Market Rules, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These rules and regulations have increased our legal and financial compliance costs, introduced new costs such as investor relations, travel costs, stock exchange listing fees and shareholder reporting, and made some activities more time consuming and costly. Any future changes in the laws and regulations affecting public companies in the United States and Israel, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the Market Rules of The NASDAQ, as well as applicable Israeli reporting requirements, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult and costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers and may require us to pay more for such positions.

Since we are an “emerging growth company,” as defined in the JOBS Act, we may take advantage of certain temporary exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act (and the rules and regulations of the SEC thereunder). We will remain an emerging growth company until the earliest of: (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to an effective registration statement (in our case, December 31, 2018); (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act of 1934, as amended, which would occur if the market value of our Ordinary Shares held by non-affiliates is $700 million or more as of the last business day of our most recently completed fiscal quarter. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with such reporting requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of complying with these additional reporting requirements.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable Securities and Exchange Commission and NASDAQ Stock Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under The NASDAQ Capital Market Rules for domestic issuers. For instance, we follow home country practice in Israel with regard to, among other things, composition of the board of directors, which does not require that a majority of a company's board of directors be independent, director nomination procedure and quorum at shareholders’ meetings. In addition, we follow our home country law, instead of The NASDAQ Capital Market Rules, which require that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on The NASDAQ may provide less protection than is accorded to investors under The Market Rules of The NASDAQ Capital Market applicable to domestic issuers.

In addition, as a foreign private issuer, we are exempt from the rules and regulations under the United States Securities Exchange Act of 1934, as amended, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the United States Securities Exchange Act of 1934, as amended. In addition, we are not required under the United States Securities Exchange Act of 1934, as amended, to file annual, quarterly and current reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as domestic companies whose securities are registered under the United States Securities Exchange Act of 1934, as amended.

We may fail to maintain effective internal controls over financial reporting, which may adversely affect investor confidence in our company and, as a result, may affect the value of our Ordinary Shares and ADSs.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Pursuant to the JOBS Act, we are classified as an “emerging growth company,” and we are exempt from certain reporting requirements, including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Under this exemption, our auditor will not be required to attest to and report on management’s assessment of our internal controls over financial reporting during a five year transition period commencing in 2013.

Our management report regarding our internal control over financial reporting must include, among other things, disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The continuous process of strengthening our internal controls and complying with Section 404 is complicated and time-consuming.

We have documented and tested our internal control systems and procedures in order for us to comply with the requirements of Section 404. While our assessment of our internal control over financial reporting resulted in our conclusion that as of December 31, 2014, our internal control over financial reporting was effective, we cannot predict the outcome of our testing in future periods. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Failure to maintain effective internal control over financial reporting could result in investigation or sanctions by regulatory authorities, and could have a material adverse effect on our operating results, investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Ordinary Shares and ADSs to decline.

We currently do not anticipate paying cash dividends, and accordingly, investors must rely on the appreciation in our ADSs for any return on their investment.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in our ADSs will depend upon any future appreciation in their value. There is no guarantee that our ADSs will appreciate in value or even maintain the price at which our investors have purchased their securities.

You may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive dividends or other distributions on our Ordinary Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Ordinary Shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act of 1933, as amended, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited Ordinary Shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, Ordinary Shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Ordinary Shares, rights or anything else to holders of ADSs. In addition, the depositary may deduct from such dividends or distributions its fees and may withhold amounts on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

Holders of ADSs must act through the depositary to exercise their rights as shareholders of our company.

Holders of our ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying Ordinary Shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law, the minimum notice period required to convene a shareholder meeting is no less than 35 or 21 calendar days, depending on the proposals on the agenda for the shareholders meeting. When a shareholder meeting is convened, holders of our ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their Ordinary Shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of our ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of our ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents are not responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of our ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as an American Depositary Share holder, they are not able to call a shareholders’ meeting.

The depositary for our ADSs gives us a discretionary proxy to vote our Ordinary Shares underlying ADSs if a holder of our ADSs does not vote at shareholders’ meetings, except in limited circumstances, which could adversely affect their interests.

Under the deposit agreement for the ADSs, the depositary gives us a discretionary proxy to vote our Ordinary Shares underlying ADSs at shareholders’ meetings if a holder of our ADSs does not vote, unless:

•	we have instructed the depositary that we do not wish a discretionary proxy to be given;

•	we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting; or

•	a matter to be voted on at the meeting would have a material adverse impact on shareholders.

The effect of this discretionary proxy is that a holder of our ADSs cannot prevent our Ordinary Shares underlying such ADSs from being voted, absent the situations described above, and it may make it more difficult for holders of our ADSs to influence the management of our company. Holders of our Ordinary Shares are not subject to this discretionary proxy.

Risks Related to our Operations in Israel

We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel and its region.

We are incorporated under the laws of the State of Israel, our principal offices are located in central Israel and some of our officers, employees and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and results of operations and could make it more difficult for us to raise capital. During the summer of 2014, Israel was engaged in an armed conflict with Hamas in Gaza, which involved missile strikes against civilian targets in various parts of Israel and negatively affected business conditions in Israel. In addition, recent political uprisings and conflicts in various countries in the Middle East, including Egypt and Syria, are affecting the political stability of those countries. It is not clear how this instability will develop and how it will affect the political and security situation in the Middle East. This instability has raised concerns regarding security in the region and the potential for armed conflict. In addition, it is widely believed that Iran, which has previously threatened to attack Israel, has been stepping up its efforts to achieve nuclear capability. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza and Hezbollah in Lebanon. The tension between Israel and Iran and/or these groups may escalate in the future and turn violent, which could affect the Israeli economy generally and us in particular. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations. For example, any major escalation in hostilities in the region could result in a portion of our employees being called up to perform military duty for an extended period of time. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

The State of Israel and Israeli companies have been subject to economic boycotts. These restrictions and boycotts may have a material adverse impact on our operating results, financial condition or the expansion of our business.

Our operations may be disrupted as a result of the obligation of management or personnel to perform military service.

Many of our employees in Israel, including members of our senior management, perform up to one month, and in some cases more, of annual military reserve duty until they reach the age of 40 or older and, in the event of a military conflict, may be called to active duty. There have also been periods of significant call-ups of military reservists, and it is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our employees. Such disruption could materially adversely affect our business, financial condition and results of operations.

Because a certain portion of our expenses is incurred in currencies other than the U.S. dollar, our results of operations may be harmed by currency fluctuations and inflation.

Our reporting and functional currency is the U.S. dollar. Most of the royalty payments from our agreements with our development and/or commercialization partners are payable in U.S. dollars, and we expect our revenues from future licensing agreements to be denominated mainly in U.S. dollars or in Euros. We pay a substantial portion of our expenses in U.S. dollars; however, a portion of our expenses, related to salaries of the employees in Israel and payment to part of the service providers in Israel and other territories, are paid in NIS and in other currencies. In addition, a portion of our financial assets is held in NIS and in other currencies. As a result, we are exposed to the currency fluctuation risks. For example, if the NIS strengthens against the U.S. dollar, our reported expenses in U.S. dollars may be higher. In addition, if the NIS weakens against the U.S. dollar, the U.S. dollar value of our financial assets held in NIS will decline.

Provisions of our 2010 Option Plan, Israeli law and our articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, or an acquisition of a significant portion of our shares, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Our 2010 Option Plan provides that all options granted by us will be fully accelerated upon a “takeover” of the Company. A “takeover” is defined in our 2010 Option Plan as an event in which any person, entity or group that was not an “interested party”, as defined in the Israeli Securities Law – 1968, on the date of the initial public offering of our securities on the TASE, shall become a “controlling shareholder”. A “controlling shareholder” for these purposes means a controlling shareholder as defined in the Israel Securities Law, 1968.

The Israeli Companies Law, 1999, or the Israeli Companies Law, regulates mergers, requires tender offers for acquisitions of shares or voting rights above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, the Israeli Companies Law provides that certain purchases of securities of a public company are subject to tender offer rules. As a general rule, the Israeli Companies Law prohibits any acquisition of shares or voting power in a public company that would result in the purchaser holding 25% or more, or more than 45% of the voting power in the company, if there is no other person holding 25% or more, or more than 45% of the voting power in a company, respectively, without conducting a special tender offer. The Israeli Companies Law further provides that a purchase of shares or voting power of a public company or a class of shares of a public company, which will result in the purchaser’s holding 90% or more of the company’s shares, class of shares or voting rights, is prohibited unless the purchaser conducts a full tender offer for all of the company’s shares or class of shares. The purchaser will be allowed to purchase all of the company’s shares or class of shares (including those shares held by shareholders who did not respond to the offer), if either (i) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class. The shareholders, including those who indicated their acceptance of the tender offer (except if otherwise detailed in the tender offer document), may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition. At the request of an offeree of a full tender offer which was accepted, the court may determine that the consideration for the shares purchased under the tender offer was lower than their fair value and compel the offeror to pay to the offerees the fair value of the shares. Such application to the court may be filed as a class action.

In addition, the Israeli Companies Law provides for certain limitations on a shareholder that holds more than 90% of the company’s shares, or class of shares.

Pursuant to our articles of association, the size of our board of directors shall be no less than 5 persons but no more than seven, excluding at least two external directors. The directors, except for our external directors, are divided into three classes, as nearly equal in number as possible. At each annual general meeting, the term of one class of directors expires, and the directors of such class are re-nominated to serve an additional three year term that expires at the annual general meeting held in the third year following such election. This process continues indefinitely. Such provisions of our articles of association make it more difficult for a third party to effect a change in control or takeover attempt that our management and board of directors oppose.

Furthermore, Israeli tax considerations may, in certain circumstances, make potential transactions unappealing to us or to some of our shareholders. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, or an acquisition of a significant portion of our shares, even if such an acquisition or merger would be beneficial to us or to our shareholders.

It may be difficult to enforce a U.S. judgment against us and our officers and directors in Israel or the United States, or to serve process on our officers and directors.

We are incorporated in Israel. Most of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of our executive officers and directors are located outside of the United States. Therefore, a judgment obtained against us or most of our executive officers and our directors in the United States, including one based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It may also be difficult for you to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel.

Your obligations and responsibilities as a shareholder are governed by Israeli law which may differ in some respects from the obligations and responsibilities of shareholders of U.S. companies. Israeli law may impose obligations and responsibilities on a shareholder of an Israeli company that are not imposed upon shareholders of corporations in the United States.

We are incorporated under Israeli law. The obligations and responsibilities of the holders of our Ordinary Shares are governed by our articles of association and Israeli law. These obligations and responsibilities differ in some respects from the obligations and responsibilities of shareholders in typical U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith toward the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and interested party transactions requiring shareholder approval. In addition, a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the implications of these provisions that govern shareholders’ actions. These provisions may be interpreted to impose additional obligations and responsibilities on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful shareholder claims against us and may reduce the amount of money available to us.

The Israeli Companies Law and our articles of association permit us to indemnify our directors and officers for acts performed by them in their capacity as directors and officers. The Israeli Companies Law provides that a company may not exempt or indemnify a director or an office holder nor enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of (a) a breach by the director or officer of his duty of loyalty, except for insurance and indemnification where the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (b) a breach by the director or officer of his duty of care if the breach was done intentionally or recklessly, except if the breach was solely as a result of negligence; (c) any act or omission done with the intent to derive an illegal personal benefit; or (d) any fine, civil fine, monetary sanctions, or forfeit imposed on the officer or director. Our Articles of Association provide that the Company may exempt or indemnify a director or an office holder to the maximum extent permissible under law.

We have issued letters of indemnification to our directors and officers, pursuant to which we have agreed to indemnify them in advance for any liability or expense imposed on or incurred by them in connection with acts they perform in their capacity as a director or officer, subject to applicable law. The amount of the advance indemnity is limited to the higher of 25% of our then shareholders’ equity, per our most recent annual financial statements, or $5 million.

Our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their duties as directors by shifting the burden of such losses and expenses to us. Although we have obtained directors’ and officers’ liability insurance, certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to who may choose to bring a claim against our company. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their duties, and may similarly discourage the filing of derivative litigation by our shareholders against the directors and officers even though such actions, if successful, might otherwise benefit our security holders.

Risks Related to this Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of             ADSs in this offering, based on a public offering price of $     per ADS and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value of our ADSs would be $        , or approximately $        per ADS, as of March 31, 2015. If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of as adjusted net tangible book value of approximately $        per ADS. If the underwriters exercise their over-allotment option, you will experience additional dilution. See “Dilution” on page S-38 for a more detailed discussion of the dilution you will incur in connection with this offering.

ADSs representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our ADSs and Ordinary Shares to decline.

Pursuant to this offering, we will sell              ADSs representing              Ordinary Shares, or approximately        %, of our outstanding Ordinary Shares as of July 14, 2015. This sale and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ADSs and Ordinary Shares. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of our ADSs and Ordinary Shares.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of             of our ADSs representing         Ordinary Shares in this offering will be approximately $    million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ over-allotment option is exercised in full, we estimate that we will receive net proceeds of approximately $     million, after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of our ADSs for research and development related purposes in connection with our therapeutic candidates, for potential acquisitions and general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in our ADSs, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the as adjusted net tangible book value per ADS after this offering.

The net tangible book value of our ADSs as of March 31, 2015 was approximately $27.77 million, or approximately $2.79 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our Ordinary Shares outstanding as of March 31, 2015 and multiplying such amount by 10 (one ADS represents 10 Ordinary Shares).

After giving effect to the sale of our ADSs offered by this prospectus supplement at the public offering price of $      per ADS in connection with this offering and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2015 would have been approximately $            , or approximately $          per ADS. This represents an immediate increase in net tangible book value of approximately $       per ADS to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $      per ADS to purchasers of our ADSs in this offering, as illustrated by the following table:

Public offering price per ADS	$

Net tangible book value per ADS at March 31, 2015		$2.79

Increase in net tangible book value per ADS attributable to investors purchasing our ADSs in this offering	$

As adjusted net tangible book value per ADS as of March 31, 2015 after giving effect to this offering	$

Dilution per ADS to investors purchasing our ADSs in this offering	$

If the underwriters exercise in full their option to purchase               additional ADSs at the assumed public offering price of $       per ADS, the as adjusted net tangible book value after this offering would be approximately $       per ADS, representing an increase in net tangible book value of approximately $       per ADS to existing security holders and immediate dilution in net tangible book value of approximately $       per ADS to new investors purchasing our ADSs in this offering at the public offering price.

The number of Ordinary Shares to be outstanding after this offering is based on 99,384,114 shares outstanding as of March 31, 2015, and excludes as of such date (i) 18,325,016 Ordinary Shares issuable upon the exercise of outstanding options to purchase 18,325,016 Ordinary Shares at a weighted average exercise price of $0.81 per share (equivalent to 1,832,501 ADSs at a weighted average exercise price of $8.1 per ADS), (ii) 4,183,496 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 4,183,496 Ordinary Shares at an exercise price of $1.40 per share (equivalent to 418,349 ADSs at an exercise price of $14.00 per ADS) and (iii) 3,578,960 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 3,578,960 Ordinary Shares at an exercise price of $1.10 per share (equivalent to 357,896 ADSs at an exercise price of $11.00 per ADS.

The as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of the offering is subject to further adjustment based on the actual offering price of our Ordinary Shares and other terms of this offering determined at pricing.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of March 31, 2015:

•	on an actual basis; and

•
on an as adjusted basis to reflect the sale of      ADSs representing       Ordinary Shares at the public offering price of $    per ADS and the receipt by us of net proceeds of approximately $    , after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2015
(In thousands, except share data)	Actual	As Adjusted
	(unaudited)
Derivative financial instruments	$1,877	$
Ordinary shares, par value NIS 0.01 per share:	$271	$
Additional paid-in capital	$79,099	$
Warrants	$1,057	$
Accumulated deficit	$(46,538)	$
Total shareholders’ equity	$33,889	$
Total capitalization	$41,229	$

The number of shares in the above table is based on 99,384,114 Ordinary Shares outstanding as of March 31, 2015. This number does not include, as of March 31, 2015 (i) 18,325,016 Ordinary Shares issuable upon the exercise of outstanding options to purchase 18,325,016 Ordinary Shares at a weighted average exercise price of $0.81 per share, (ii) 4,183,496 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 4,183,496 Ordinary Shares at an exercise price of $1.40 per share and (iii) 3,578,960 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 3,578,960 Ordinary Shares at an exercise price of $1.10 per share.

PRICE RANGE OF OUR ORDINARY SHARES

Our Ordinary Shares have been trading on the TASE under the symbol “RDHL” since February 3, 2011. Prior to that date, there was no public market for our Ordinary Shares. U.S. dollar per Ordinary Share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. The following table lists the high and low closing prices for our Ordinary Shares for the periods indicated as reported by the TASE.

	NIS		$U.S.
	Price per Ordinary Share		Price per Ordinary Share
Annual	High	Low	High	Low
2014	6.80	3.00	1.96	0.78
2013	4.29	3.23	1.15	0.92
2012	4.19	1.71	1.08	0.45
2011(beginning on February 3, 2011)	3.80	1.82	1.05	0.49

Quarter
2015
Second quarter	7.80	5.52	2.03	1.41
First quarter	6.16	4.89	1.57	1.26
2014
Fourth quarter	5.38	3.00	1.38	0.78
Third quarter	5.89	4.18	1.72	1.20
Second quarter	6.80	4.80	1.96	1.39
First quarter	5.04	3.96	1.44	1.14
2013
Fourth quarter	3.87	3.23	1.11	0.92
Third quarter	3.79	3.35	1.04	0.91
Second quarter	3.99	3.5	1.10	0.96
First quarter	4.29	3.64	1.15	0.99

Most Recent Six Months
July 2015 (through July 12, 2015)	6.87	6.64	1.82	1.76
June 2015	7.80	6.09	2.03	1.58
May 2015	6.24	5.52	1.61	1.43
April 2015	5.91	5.59	1.50	1.41
March 2015	5.88	5.40	1.48	1.34
February 2015	5.88	4.89	1.49	1.26
January 2015	6.16	5.10	1.57	1.31

On July 12, 2015, the last reported sales price of our Ordinary Shares on the TASE was NIS 6.87 per share, or $1.82 per share (based on the exchange rate reported by the Bank of Israel for such date). On July 10, 2015 the exchange rate of the NIS to the U.S. dollar was $1.00 = NIS 3.78, as reported by the Bank of Israel.

PRICE RANGE OF OUR ADSs

Our ADSs have been trading on The NASDAQ under the symbol “RDHL” since December 26, 2012.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on The NASDAQ in U.S. dollars.

	$U.S.
	Price per ADS
	High	Low
Annual
2014	19.20	8.03
2013	13.60	8.31

Quarter
2015
Second quarter	19.79	14.03
First quarter	15.92	12.52
2014
Fourth quarter	13.40	8.03
Third quarter	17.35	12.14
Second quarter	19.20	14.01
First quarter	14.50	12.38
2013
Fourth quarter 2013	11.80	9.51
Third quarter 2013	10.73	8.31
Second quarter 2013	11.94	10.00
First quarter 2013	13.60	8.46
Most Recent Six Months
July 2015 (through July 10, 2015)	18.46	17.52
June 2015	19.79	15.71
May 2015	16.25	14.03
April 2015	14.85	14.15
March 2015	14.55	13.40
February 2015	15.18	12.52
January 2015	15.92	13.79

On July 10, 2015, the last reported sales price of our ADSs on The NASDAQ was $18.46, per ADS.

 DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

MATERIAL TAX CONSIDERATIONS

Taxation

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our ordinary shares or American Depositary Shares (the “Shares”).

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of our Shares. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of the Shares, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

As of January 1, 2014 and thereafter, the Israeli corporate tax rate applicable to Israeli resident companies is 26.5%.

Taxation of Shareholders

Capital Gains

Capital gains tax is imposed on the disposal of capital assets by an Israeli resident and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposal. Inflationary Surplus is not subject to tax.

Real Gain accrued by individuals on the sale of the Shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12 month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 26.5% in 2014 and thereafter for corporations, and a marginal tax rate of up to 50% in 2014 and thereafter for individuals, including a 2% excess tax (as discussed below).

Notwithstanding the foregoing, capital gains generated from the sale of our Shares by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Shares were purchased upon or after the registration of the Shares on the stock exchange and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, the sale of the Shares may be exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. For example, the Convention between the Government of the United States and the Government of the State of Israel with respect to Taxes on Income (the “U.S.- Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gain tax in connection with the sale of the Shares, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; however, under the U.S-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Shares, including the purchaser, the Israeli stockbroker or the financial institution through which the Shares are held, are obligated, subject to certain exemptions, to withhold tax upon the sale of Shares at a rate of 25% or 26.5% of the consideration for individuals and corporations, respectively.

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company to a shareholder who is an Israeli resident individual will be generally subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12 month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax provided that the income from which such dividend is distributed, derived or accrued within Israel.

Dividends distributed by an Israeli resident company to a non-Israeli resident (either an individual or a corporation) are generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12 month period). These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the United States resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the United States resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds NIS 800,000 in a tax year (linked to the Israeli Consumer Price Index each year (NIS 810,720 for 2015, which is approximately $215,000 based on the representative U.S. dollar – NIS rate of exchange of 3.78 on July 10, 2015)), will be subject to an additional tax at the rate of 2% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares and ADSs by U.S. Holders, as defined below. This summary addresses solely U.S. Holders who acquire ADSs pursuant to this offering and who hold Ordinary Shares or ADSs, as applicable, as capital assets for tax purposes. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. This summary does not address all U.S. federal income tax matters that may be relevant to a particular holder or all tax considerations that may be relevant with respect to an investment in our Ordinary Shares or ADSs.

This summary does not address tax considerations applicable to a holder of our Ordinary Shares or ADSs that may be subject to special tax rules including, without limitation, the following:

•	dealers or traders in securities, currencies or notional principal contracts;
•	financial institutions;
•	insurance companies;
•	real estate investment trusts;
•	banks;
•	persons subject to the alternative minimum tax;
•	tax-exempt organizations;
•	traders that have elected mark-to-market accounting;
•	investors that hold Ordinary Shares or ADSs as part of a “straddle”, “hedge”, or “conversion transaction” with other investments;
•	regulated investment companies;
•	persons that actually or constructively own 10 percent or more of our voting shares;
•
persons that are treated as partnerships or other pass through entities for U.S. federal income purposes and persons who hold Ordinary Shares or ADSs through partnerships or other pass through entities; and

•	persons whose functional currency is not the U.S. dollar.
•
This summary does not address the effect of any U.S. federal taxation other than U.S. federal income taxation. In addition, this summary does not address any state, local, or foreign tax consequences to a holder of our Ordinary Shares or ADSs.

You are urged to consult your own tax advisor regarding the foreign and U.S. federal, state, and local and other tax consequences of an investment in Ordinary Shares or ADSs.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of an Ordinary Share or ADS that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (1) if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified as a partnership for U.S. federal tax purposes holds Ordinary Shares or ADSs, the United States federal tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Entities that are classified as partnerships for U.S. federal tax purposes and persons holding Ordinary Shares or ADSs through such entities should consult their own tax advisors.

In general, if you hold ADSs, you will be treated as the holder of the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying Ordinary Shares represented by those ADSs.

Distributions

Subject to the discussion under “Passive Foreign Investment Companies” below, the gross amount of any distribution, including the amount of any Israeli taxes withheld from such distribution (see “Israeli Tax Considerations”), actually or constructively received by a U.S. Holder with respect to our Ordinary Shares (or, in the case of ADSs, received by the depositary) will be taxable to the U.S. Holder as foreign source dividend income to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. Holder will not be eligible for any dividends received deduction in respect of the dividends paid by us. Distributions in excess of earnings and profits will be non-taxable to the U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in its Ordinary Shares or ADSs. Distributions in excess of such adjusted tax basis will generally be taxable to the U.S. Holder as capital gain from the sale or exchange of property as described below under “Sale or Other Disposition of Ordinary Shares or ADSs.” If we do not report to a U.S. Holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Under the Code, certain dividends received by non-corporate U.S. Holders will be subject to a maximum federal income tax rate of 20%. This reduced income tax rate is only applicable to dividends paid by a “qualified foreign corporation” that is not a PFIC for the year in which the dividend is paid or for the preceding taxable year, and only with respect to Ordinary Shares or ADSs held by a qualified U.S. Holder (i.e., a non-corporate holder) for a minimum holding period (generally 61 days during the 121-day period beginning 60 days before the ex-dividend date). As discussed below, however, we believe we may be a “passive foreign investment company” (see “Passive Foreign Investment Companies” below) for our current taxable year and future taxable years. Accordingly, dividends paid by us to individual U.S. Holders may not be eligible for the reduced income tax rate applicable to qualified dividends. You should consult your own tax advisor regarding the availability of this preferential tax rate under your particular circumstances.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”), including the amount of any withholding tax thereon, will be included in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of the U.S. Holder’s (or, in the case of ADSs, the depositary’s) receipt of the dividend, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize a foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.

Subject to certain conditions and limitations, any Israeli taxes withheld on dividends may be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations. The rules relating to foreign tax credits and the timing thereof are complex. U.S. Holders should consult their own tax advisors regarding the availability of a foreign tax credit in their particular situation.

Sale or Other Disposition of Ordinary Shares or ADSs

Subject to the discussion under “Passive Foreign Investment Companies” below, if a U.S. Holder sells or otherwise disposes of its Ordinary Shares or ADSs, gain or loss will be recognized for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and such holder’s adjusted basis in the Ordinary Shares or ADSs. Such gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the holder had held the Ordinary Shares or ADSs for more than one year at the time of the sale or other disposition. Long-term capital gains realized by non-corporate U.S. Holders are generally subject to a preferential U.S. federal income tax rate. In general, gain or loss recognized by a U.S. Holder on the sale or other disposition or our Ordinary Shares or ADSs will be U.S. source gain or loss for purposes of the foreign tax credit limitation. As discussed below in “Passive Foreign Investment Companies,” however, we may be a PFIC for our current taxable year and future taxable years. If we are a PFIC, any such gain will be subject to the PFIC rules, as discussed below, rather than being taxed as a capital gain.

If a U.S. Holder receives foreign currency upon a sale or exchange of Ordinary Shares or ADSs, gain or loss will be recognized in the manner described above under “Distributions.” However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder, the U.S. Holder generally should not be required to recognize any foreign currency gain or loss on such conversion.

As discussed above under the heading “Israeli Tax Considerations—Taxation of Shareholders,” a U.S. Holder who holds Ordinary Shares or ADSs through an Israeli broker or other Israeli intermediary may be subject to Israeli withholding tax on any capital gains recognized on a sale or other disposition of the Ordinary Shares or ADSs if the U.S. Holder does not obtain approval of an exemption from the Israeli Tax Authorities or claim any allowable refunds or reductions. U.S. Holders are advised that any Israeli tax paid under circumstances in which an exemption from (or a refund of or a reduction in) such tax was available will not be creditable for U.S. federal income tax purposes. U.S. Holders are advised to consult their Israeli broker or intermediary regarding the procedures for obtaining an exemption or reduction.

Medicare Tax on Unearned Income

Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on their net investment income, which would include dividends paid on the Ordinary Shares or ADSs and capital gains from the sale or other disposition of the Ordinary Shares or ADSs.

Passive Foreign Investment Companies

Based on the value and composition of our assets, we may be a PFIC for U.S. federal income tax purposes for our current taxable year and future taxable years. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income, or

•
at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of the ADSs, our PFIC status will depend in large part on the market price of the ADSs, which may fluctuate significantly. Based on our retention of a significant amount of cash and cash equivalents, and depending on the market price of the ADSs, we may be a PFIC for the current taxable year and future taxable years.

If we are a PFIC for any year during which you hold the ADSs, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold the ADSs, unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs you hold. If such election is made, you will be deemed to have sold the ADSs you hold at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs will be treated as an excess distribution. Under these special tax rules, if you receive any excess distribution or realize any gain from a sale or other disposition of the ADSs:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs

•
the amount of excess distribution or gain allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, shall be included in gross income (as ordinary income) for the current tax year, and

•
the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if you hold the ADSs as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you will be deemed to own your proportionate share of any such lower-tier PFIC, and you may be subject to the rules described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs you would be deemed to own. As a result, you may incur liability for any “excess distribution” described above if we receive a distribution from such lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your own tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If you make a mark-to-market election for the ADSs, you will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for the ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except the lower applicable tax rate for qualified dividend income would not apply. If we cease to be a PFIC when you have a mark-to-market election in effect, gain or loss realized by you on the sale of the ADSs will be a capital gain or loss and taxed in the manner described above under “Sale or Other Disposition of Ordinary Shares or ADSs.”

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs have been approved for listing on The NASDAQ and, accordingly, provided the ADSs are regularly traded, if you are a holder of ADSs, the mark-to-market election would be available to you if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be marketable stock. If we are a PFIC for any year in which the U.S. Holder owns ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. A U.S. Holder should consult its own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Unless otherwise provided by the United States Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the United States Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE IMPACT OF OUR POTENTIAL PFIC STATUS ON YOUR INVESTMENT IN THE ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ADSs.

Backup Withholding and Information Reporting

Payments of dividends with respect to Ordinary Shares or ADSs and the proceeds from the sale, retirement, or other disposition of Ordinary Shares or ADSs made by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable U.S. Treasury regulations. We, or an agent, a broker, or any paying agent, as the case may be, may be required to withhold tax (backup withholding), currently at the rate of 28%, if a non-corporate U.S. Holder that is not otherwise exempt fails to provide an accurate taxpayer identification number and comply with other IRS requirements concerning information reporting. Certain U.S. Holders (including, among others, corporations and tax-exempt organizations) are not subject to backup withholding. Any amount of backup withholding withheld may be used as a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares or ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under ‘‘Passive Foreign Investment Companies,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares or ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters, for whom Nomura Securities International, Inc. is acting as sole representative, have severally agreed to purchase, the respective numbers of ADSs appearing opposite their names below:

Underwriter	Number of ADSs
Nomura Securities International, Inc.
Roth Capital Partners, LLC
MLV & Co.
H.C. Wainwright & Co., LLC
Total

All of the ADSs to be purchased by the underwriters will be purchased from us.

Our ADSs are listed on The NASDAQ under the symbol “RDHL.” The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The ADSs are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to purchase all the ADSs offered by this prospectus if any are purchased, other than those ADSs covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Over-Allotment Option

We have granted a 30-day option to the underwriters to purchase up to a total of          additional ADSs from us at the public offering price per share less the underwriting discounts and commissions per share, as set forth on the cover page of this prospectus, and less any dividends or distributions declared, paid or payable on the ADSs that the underwriters have agreed to purchase from us but that are not payable on such additional ADSs, to cover over-allotment, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional ADSs in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

ADSs sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus and to certain dealers at that price less a concession of not more than $         per share, of which there will be no reallowance to other dealers. After the initial offering, the public offering price, concession and reallowance to dealers may be changed.

The following table summarizes the underwriting discounts and commissions and the proceeds, before expenses, payable to us, both on a per ADS basis and in total, assuming either no exercise or full exercise by the underwriters of their over-allotment option:

Total
	Per ADS	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

In addition, we have agreed to reimburse the underwriters for certain legal and out-of-pocket expenses related to this offering in an amount not to exceed $75,000 in the aggregate. We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $    .

Indemnification of Underwriters

The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and each of our directors have agreed, subject to specified exceptions, that, without the prior written consent of Nomura Securities International, Inc., we and they will not, during the period beginning on and including the date of this prospectus through and including the date that is the 90th day after the date of this prospectus, directly or indirectly:

•
issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any ADSs, Ordinary Shares, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for our ADSs, Ordinary Shares or other capital stock; or

•
enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our ADSs, Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our ADSs, Ordinary Shares or other capital stock

Whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our ADSs, Ordinary Shares or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Stabilization

In order to facilitate this offering of our ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our ADSs and Ordinary Shares. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under the over-allotment option. The underwriters may close out a covered short sale by exercising the over-allotment option or purchasing ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters may consider, among other things, the market price of ADSs compared to the price payable under the over-allotment option. The underwriters may also sell ADSs in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs in the open market to stabilize the price of our ADSs, so long as stabilizing bids do not exceed a specified maximum. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing ADSs in this offering if the underwriting syndicate repurchases previously distributed ADSs to cover syndicate short positions or to stabilize the price of the ADSs.

The foregoing transactions, if commenced, may raise or maintain the market price of our ADSs and Ordinary Shares above independent market levels or prevent or retard a decline in the market price of the ADSs and Ordinary Shares.

The foregoing transactions, if commenced, may be effected on The NASDAQ or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of these transactions and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our ADSs and Ordinary Shares.

Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may in the future perform these and other financial advisory and investment banking services for us, for which they will receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of instruments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs that are the subject of the offering contemplated by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Certain of the underwriters may sell ADSs through one or more of their affiliates as selling agents.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

a.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b.
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

c.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

The distribution of this prospectus in the United Kingdom to anyone not falling within the above categories is not permitted and may contravene the Financial Services and Markets Act of 2000. No person falling outside those categories should treat this prospectus as constituting a promotion to him, or act on it for any purposes whatever. Recipients of this prospectus are advised that we, the underwriters and any other person that communicates this prospectus are not, as a result solely of communicating this prospectus, acting for or advising them and are not responsible for providing recipients of this prospectus with the protections which would be given to those who are clients of any aforementioned entities that is subject to the Financial Services Authority Rules.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Hong Kong

The contents of this document have not been reviewed or approved by any regulatory authority in Hong Kong.  This document does not constitute an offer or invitation to the public in Hong Kong to acquire shares.  Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purposes of issue, this document or any advertisement, invitation or document relating to the shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to shares which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder); or in circumstances which do not result in this document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (“CO”); or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO.  The offer of the shares is personal to the person to whom this document has been delivered, and a subscription for shares will only be accepted from such person.  No person to whom a copy of this document is issued may issue, circulate or distribute this document in Hong Kong, or make or give a copy of this document to any other person.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares, and debentures of that corporation, or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except:

(1)
to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer; or
(3)	where the transfer is by operation of law.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the securities offered hereby is directed only at investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, 1968, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the TASE, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the securities being offered by this prospectus will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Torys LLP, New York, New York. Certain legal matters related to the offering concerning Israeli law will be passed upon for the underwriters by Gornitzky & Co., Tel Aviv, Israel.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2014 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on this public reference room. In addition, the SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC's website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

This prospectus supplement is part of the registration statement on Form F-3 filed with the SEC in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the United States Securities Exchange Act of 1934, as amended before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our Ordinary Shares contained in our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the SEC on February 26, 2015; and

•
our Current Reports on Form 6-K filed on March 2, 2015, March 3, 2015, March 13, 2015, March 23, 2015, March 31, 2015, April 16, 2015, April 21, 2015, April 27, 2015, April 28, 2015, April 30, 2015, May 4, 2015, May 7, 2015, May 8, 2015, May 18, 2015, May 27, 2015, June 3, 2015, June 8, 2015, June 9, 2015, June 15, 2015, June 16, 2015, June 29, 2015, July 1, 2015, and July 6, 2015.

In addition, any reports on Form 6-K submitted to the SEC prior to the termination of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 64739, Israel, Attn: Ori Shilo, telephone number +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus.

PROSPECTUS

$100,000,000 of
American Depositary Shares representing Ordinary Shares,
Ordinary Shares,
 Warrants to Purchase American Depositary Shares,
Subscription Rights and/or Units
Offered by the Company
and
1,252,636 American Depositary Shares representing 12,526,360 Ordinary Shares Offered by Selling Shareholders

REDHILL BIOPHARMA LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents 10 ordinary shares.

In addition, the selling shareholders listed on page 7 of this prospectus may offer to sell up to an aggregate of 1,252,636 ADSs, consisting of an aggregate of 894,740 ADSs that we sold to the selling shareholders in a private placement, the closing of which occurred on January 8, 2014, and up to an aggregate of 357,896 additional ADSs issuable upon exercise of warrants that we issued in connection with this private placement. We will not receive any of the proceeds from the sale of ADSs by the selling shareholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling shareholders. We will pay the expenses of registering these shares. We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, or if required under the Securities Act of 1933, as amended, when the selling shareholders sell securities, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, and selling shareholders may, from time to time, offer to sell the ADSs, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Capital Market under the symbol “RDHL.” The last reported sale price for our ADSs on February 3, 2014 as quoted on the Nasdaq Capital Market was $13.40 per ADS, and the last reported sale price for our ordinary shares on February 3, 2014 as quoted on the TASE was NIS 4.57 per share, or $1.30 per share (based on the exchange rate reported by the Bank of Israel for such date).

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F/A incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus, and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ADSs under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $100,000,000. In addition, the selling shareholders may sell up to 1,252,636 ADSs, each representing 10 ordinary shares, in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, or if required under the Securities Act of 1933, as amended, when the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

REDHILL BIOPHARMA LTD.

Overview

Our legal and commercial name is RedHill Biopharma Ltd. We were incorporated on August 3, 2009 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares are traded on TASE under the symbol “RDHL,” our Series 1 Warrants are traded on TASE under the symbol “RDHL.W1,” and our ADSs are traded on the Nasdaq Capital Market under the symbol "RDHL." Each ADS represents 10 ordinary shares.

We are an emerging Israeli biopharmaceutical company focused primarily on the development and acquisition of late stage therapeutic candidates. In particular, we acquire or in-license and develop patent-protected new formulations and combinations of existing drugs in advanced stages of development.

Depending on the specific development program, our therapeutic candidates are designed to provide improvements over existing drugs by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form, providing a cost advantage and/or exhibiting greater efficacy. Where applicable, we intend to seek U.S. Food and Drug Administration approval for the commercialization of certain of our therapeutic candidates through the alternative Section 505(b)(2) regulatory path under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and in corresponding regulatory paths in other foreign jurisdictions.

Our current pipeline consists of six late clinical development therapeutic candidates. Our current product pipeline includes: (i) RHB-103 - an oral thin film formulation of a leading drug for the treatment of acute migraines, with a U.S. NDA accepted for substantive review by the FDA in June 2013 and a Prescription Drug User Fee Act (PDUFA) date set for February 3, 2014, (ii) RHB-102 - a once-daily formulation of a leading chemotherapy and radiotherapy-induced nausea and vomiting prevention drug, planned for U.S. NDA submission in the first quarter of 2014, (iii) RHB-104 - a combination antibiotic therapy for the treatment of (a) Crohn's disease, with a first Phase III trial currently underway, (b) Multiple sclerosis (MS), with a Phase IIa proof of concept trial currently underway, (c) rheumatoid arthritis (RA), with plans for a Phase IIa proof of concept trial, and (d) systemic lupus erythematosus, (iv) RHB-105 - a combination therapy for Helicobacter pylori infection, with a Phase III trial currently underway, (v) RHB-101 - a once-daily formulation of a leading congestive heart failure and high blood pressure drug, and (vi) RHB-106 - an encapsulated formulation for bowel preparation (laxative) ahead of colonoscopy and other GI procedures.

We generate our pipeline of therapeutic candidates by identifying, rigorously validating and in-licensing or acquiring products that are consistent with our products strategy and that we believe exhibit a relatively high probability of therapeutic and commercial success. Our therapeutic candidates have not yet been approved for marketing and, to date, there have been no meaningful sales. Upon and subject to receipt of the requisite approvals, we intend to commercialize our therapeutic candidates through licensing and other commercialization arrangements with pharmaceutical companies on a global and territorial basis. We may also evaluate, on a case by case basis, co-development and similar arrangements and the commercialization of our therapeutic candidates independently.

Corporate Information

Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark Delaware 19715.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed in this section, as well as the discussion set forth under the caption "Item 3: Key Information- Risk Factors" in our Amendment No.1 to our Annual Report on Form 20-F/A for the year ended December 31, 2012, in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Should we issue ADSs or ordinary shares at a price below $9.50 or $0.95 per share, respectively, or warrants or other convertible securities pursuant to which ADSs or ordinary shares may be acquired at a price below $9.50 or $0.95 per share, respectively, we may be required to issue additional ADSs, without any new consideration, to the selling shareholders, potentially resulting in substantial dilution to you.

Pursuant to the terms of the securities purchase agreements that we entered into in December 2013 with the selling shareholders, until we consummate a financing or series of financings that result in at least $13,800,000 of gross proceeds (after taking into account the subsequent private placement announced by us on January 22, 2014), should we issue any ADSs or ordinary shares at a price below $9.50 or $0.95 per share, respectively, or warrants or other convertible or exchangeable securities pursuant to which ADSs or ordinary shares may be acquired at a price below $9.50 or $0.95 per share, respectively (other than in connection with employment arrangements and certain business combinations and strategic transactions), then we are obligated to issue additional ADSs to the selling shareholders in an amount sufficient that the total offering price paid by each selling shareholder for its ADSs under its respective securities purchase agreement, when divided by the total number of ADSs originally issued to such selling shareholder under such securities purchase agreement plus the additional ADSs issued as a result of this lower price issuance and any additional ADSs issued as a result of any previous lower price issuances, will result in an actual price paid by the selling shareholder per ADS equal to either (i) such lower price, in the case of a subsequent issuance by us of lower priced ADSs or convertible or exchangeable securities pursuant to which ADSs may be acquired, or (ii) the product of (a) ten and (b) such lower price, in the case of a subsequent issuance by us of lower priced ordinary shares or convertible or exchangeable securities pursuant to which ordinary shares may be acquired. As this protection is a full ratchet adjustment regardless of the number of securities subsequently issued by us, it could result in substantial dilution to you should we consummate any non-exempt issuance pursuant to which ADSs or ordinary shares are acquired or may be acquired from us at a price below $9.50 or $0.95 per share, respectively.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this prospectus or any prospectus supplement, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. These statements are not guarantees of future performance, are based on certain assumptions and our current and best understanding of the regulatory status and are subject to various known and unknown risks and uncertainties, many of which are beyond our control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with:

•	the initiation, timing, progress and results of our preclinical studies, clinical trials, and other therapeutic candidate development efforts;

•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

•
the extent and number of additional studies that we may be required to conduct and our receipt of regulatory approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;

•	the clinical development, commercialization, and market acceptance of our therapeutic candidates;

•	our ability to establish and maintain corporate collaborations;

•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

•	the implementation of our business model, strategic plans for our business and therapeutic candidates;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	parties from whom we license our intellectual property defaulting in their obligations to us under their respective licensing agreements;

•	estimates of our expenses, future revenues capital requirements and our needs for additional financing;

•	competitive companies, technologies and our industry; and

•	the impact of the political and security situation in Israel on our business.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of September 30, 2013. The financial data in the following table should be read in conjunction with our financial data and notes thereto incorporated by reference herein. The table does not include the impact of (i) a private placement of 894,740 ADSs and warrants to purchase 357,896 ADSs completed in January 2014 which generated $8.5 million of gross proceeds to us and (ii) a private placement of 10,458,740 ordinary shares and warrants to purchase 4,183,496 ordinary shares completed in January 2014 which generated approximately $11.7 million of gross proceeds to us (based on the representative U.S. dollar–NIS rate of exchange of 3.49 on January 22, 2014).

As of September 30, 2013
Actual
(in thousands)

Total debt	$1,924

Ordinary shares, par value NIS 0.01 per share	171
Additional paid-in capital	41,679
Warrants	2,499
Accumulated deficit	(30,058)
Total shareholders’ equity	14,291
Total capitalization	$16,215

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the TASE under the symbol "RDHL" since February 3, 2011. Prior to that date, there was no public market for our ordinary shares. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. The following table lists the high and low closing prices for our ordinary shares for the periods indicated as reported by the TASE.

	NIS		$U.S.
	Price per Ordinary Share		Price per Ordinary Share
Annual	High	Low	High	Low
2013	4.29	3.23	1.15	0.91
2012	4.19	1.71	1.08	0.45
2011 (beginning on February 3, 2011)	3.80	1.82	1.05	0.49

Quarter
2014
First quarter (through February 3)	4.73	3.96	1.36	1.14
2013
Fourth quarter	3.87	3.23	1.11	0.92
Third quarter	3.79	3.35	1.04	0.91
Second quarter	3.99	3.5	1.10	0.96
First quarter	4.29	3.64	1.15	0.99
2012
Fourth quarter	4.19	3.04	1.08	0.78
Third quarter	2.99	2.19	0.76	0.55
Second quarter	2.95	1.91	0.78	0.51
First quarter	2.52	1.71	0.66	0.45

Most Recent Six Months
January 2014	4.73	3.96	1.36	1.14
December 2013	3.87	3.23	1.11	0.92
November 2013	3.77	3.41	1.07	0.96
October 2013	3.71	3.49	1.05	0.99
September 2013	3.69	3.42	1.03	0.97
August 2013	3.69	3.52	1.03	0.96

On February 3, 2014, the last reported sales price of our ordinary shares on the TASE was NIS 4.57 per share, or $1.30 per share (based on the exchange rate reported by the Bank of Israel for such date).  On February 3, 2014 the exchange rate of the NIS to the U.S. dollar was $1.00 = NIS 3.521, as reported by the Bank of Israel.

PRICE RANGE OF OUR ADSs

Our ADSs have been trading on the Nasdaq Capital Market under the symbol “RDHL” since December 26, 2013.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the Nasdaq Capital Market in U.S. dollars.

	$U.S.
	Price per ADS
	High	Low
2013	13.60	8.31

Quarter
First quarter 2014 (though February 3)	14.20	11.80
Fourth quarter 2013	11.80	9.51
Third quarter 2013	10.73	8.31
Second quarter 2013	11.94	10.00
First quarter 2013	13.60	8.46

Most Recent Six Months
January 2014	14.17	11.80
December 2013	11.80	9.75
November 2013	10.97	9.51
October 2013	11.15	9.80
September 2013	10.73	9.73
August 2013	10.59	9.85

On February 3, 2014, the last reported sales price of our ADSs on the Nasdaq Capital Market was $13.40 per ADS.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes in connection with our therapeutic candidates, and for potential acquisitions. We will not receive any proceeds from the sales of ADSs by the selling shareholders.

Certain of the ADSs offered by this prospectus are issuable upon the exercise of warrants to purchase ADSs. As such, if a selling shareholder exercises all or any portion of its warrants on a cash basis, we will receive the aggregate exercise price paid by such selling shareholder in connection with any such warrant exercise. However, if a selling shareholder exercises all or any portion of its warrants through a cashless exercise, we will not receive any proceeds from such exercise. We expect to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes, including research and development related purposes in connection with our therapeutic candidates, and for potential acquisitions.

SELLING SHAREHOLDERS

                   The following table contains information regarding the number and percentage of ordinary shares underlying the ADSs beneficially owned by each selling shareholder as of January 22, 2014 based on the information reported in such selling shareholder's Schedule 13G, and if no Schedule 13G was filed, based on the information provided to us by such selling shareholder. Each ADS represents 10 ordinary shares. This information does not necessarily indicate beneficial ownership for any other purpose. None of the selling shareholders has had a material relationship with us within the past three years. The table assumes that all ADSs and ordinary shares offered for sale in the prospectus are sold. The selling shareholders are not under any obligation to sell all or any portion of their ADSs, nor are they obligated to sell any of their ADSs immediately under this prospectus. No selling shareholder has indicated to us that it presently intends to sell ADSs offered by this prospectus. Since the selling shareholders are not obligated to sell their ADSs, we do not know how many ADSs each of them will own when this offer is terminated. The Warrants to purchase ADSs contain an issuance limitation that prohibits the holder from exercising the Warrants to the extent that after giving effect to such issuance after exercise the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.9% of the ordinary shares outstanding immediately after giving effect to the issuance of the ADSs issuable upon exercise of the warrants (the "9.9% Blocker"). The number of ordinary shares and percentage ownership of our outstanding ordinary shares indicated in the table below do not give effect to these limitations.

In determining the number of ordinary shares underlying the ADSs beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or are exercisable within 60 days after January 22, 2014. For purposes of the table below, we treat the ADSs subject to such warrants or options to be outstanding with respect to the person holding such options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 85,595,404 ordinary shares outstanding as of January 22, 2014.

	Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary Shares Registered Hereby for Sale (1)	Ordinary Shares Beneficially Owned After the Offering
	Number (1)	Percent		Number	Percent
OrbiMed Israel Partners Limited Partnership (2)	8,711,070 (3)	9.9%	8,842,120 (3)	0	0.0%
Broadfin Healthcare Master Fund, LTD (4)	3,684,240 (5)	4.3%	3,684,240 (5)	0	0.0%

(1)	Number of ordinary shares includes ordinary shares, ordinary shares underlying ADSs, as well as ordinary shares underlying ADSs issuable upon the exercise of the warrants.

(2)
OrbiMed Israel GP Ltd. ("OrbiMed Israel") is the general partner of OrbiMed Israel BioFund GP Limited Partnership ("OrbiMed BioFund"), which is the general partner of OrbiMed Israel Partners Limited Partnership, an Israel limited partnership (“OrbiMed Partners”), which holds the ADSs and warrants. OrbiMed Israel, as the general partner of OrbiMed BioFund, and OrbiMed BioFund, as the general partner of OrbiMed Partners, may be deemed to share voting and investment power with respect to the ordinary shares underlying the ADSs and warrants held by OrbiMed Partners. The address of OrbiMed Israel Partners Limited Partners is 89 Medinat HaYehudim St., Herzliya 46766, Israel.

(3)
Includes an aggregate of 631,580 ADSs and warrants ("Warrants") to purchase 252,632 ADSs purchased by OrbiMed Israel Partners Limited Partnership in the private placement that closed on January 8, 2014. As a result of the 9.9% Blocker described above, as of January 22, 2014, 2,395,270 Ordinary Shares represented by 239,527 ADSs are issuable upon exercise of the Warrants and such Ordinary Shares are included in the beneficial ownership calculations of the table above. The table excludes 131,050 Ordinary Shares represented by 13,105 ADSs issuable upon exercise of the Warrants which are not issuable on the date hereof as a result of the 9.9% Blocker.

(4)
Broadfin Capital LLC (“Broadfin Capital”) is the investment advisor of Broadfin Healthcare Master Fund, LTD which holds the ADSs and Warrants.  Kevin Kotler, a natural person, as the Managing Member of Broadfin Capital may be deemed to share voting and investment power with respect to the shares held by Broadfin Healthcare Master Fund, LTD.

(5)	Includes an aggregate of 263,160 ADSs and Warrants to purchase 105,264 ADSs purchased by Broadfin Healthcare Master Fund, LTD in the private placement that closed on January 8, 2014.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.01 per share, can be found in Item 10B of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents 10 of our ordinary shares, can be found in Item 12 of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

 The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 13. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 13. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholders will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The financial statements of RedHill Biopharma Ltd. incorporated in this prospectus by reference to RedHill Biopharma Ltd. Annual Report (Form 20-F/A) for the year ended December 31, 2012 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

                We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

          The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

                As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           We file annual and special reports and other information with the SEC (File Number 001-35464). These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;

•	our Annual Report on Form 20-F/A for the fiscal year ended on December 31, 2012, filed with the SEC on March 4, 2013; and

•
our Current Reports on Form 6-K filed on January 4, 2013, January 7, 2013, January 10, 2013, February 14, 2013, February 19, 2013, February 19, 2013, February 25, 2013, March 6, 2013, March 13, 2013, March 19, 2013, March 27, 2013, May 2, 2013, May 13, 2013, May 28, 2013, May 29, 2013, June 4, 2013, June 5, 2013, June 18, 2013, June 20, 2013, June 26, 2013, July 3, 2013, July 11, 2013, July 22, 2013, July 30, 2013, July 31, 2013, August 20, 2013, September 3, 2013, September 10, 2013, September 11, 2013, September 17, 2013, October 1, 2013, October 8, 2013, October 15, 2013, October 22, 2013, October 23, 2013, October 30, 2013, October 31, 2013, November 12, 2013, November 18, 2013, November 25, 2013, December 17, 2013, December 23, 2013, December 30, 2013, December 31, 2013, January 6, 2014, January 7, 2014, January 9, 2014, January 10, 2014, January 14, 2014, January 22, 2014, January 28, 2014, January 29, 2014, February 3, 2014 and February 4, 2014.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 64739, Israel, Attn: Ori Shilo, telephone number +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$14,943
Legal fees and expenses	30,000
Accountants fees and expenses	10,000
Miscellaneous	3,000

Total	$57,943

REDHILL BIOPHARMA LTD.
     American Depositary Shares Representing        Ordinary Shares

__________________________________________

PROSPECTUS SUPPLEMENT

 July ___, 2015
__________________________________________

Nomura	Roth Capital Partners
Joint Book-Running Manager	Joint Book-Running Manager

MLV & Co	H.C. Wainwright & Co.
Co- Manager	Co- Manager